The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424B2
Registration No. 333-120692
SUBJECT TO COMPLETION, DATED DECEMBER 13, 2006
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 11, 2005)
$300,000,000
Liberty Property
Limited Partnership
                  % Senior Notes due 2016

      The notes will bear interest at the rate of           % per year. Interest on the notes is payable on                     and                     of each year, beginning on           , 2007. The notes will mature on December      , 2016. We may redeem some or all of the notes at any time prior to maturity at the redemption price discussed under the caption “Description of Notes — Optional Redemption.”
      The notes will be our senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

    Investing in the notes involves risks. See “Risk Factors” beginning on page 4 of the accompanying prospectus and on page 8 of our annual report on Form 10-K for the year ended December 31, 2005.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public Offering Price	%	$
Underwriting Discount	%	$

Proceeds to Liberty Property Limited Partnership (before expenses)%		$

      The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear and Clearstream, on or about December      , 2006.

Banc of America Securities LLC	Goldman, Sachs & Co.	JPMorgan
Citigroup

Credit Suisse

Morgan Stanley

UBS Investment Bank

Wachovia Securities
December      , 2006

      You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates or on other dates which are specified in those documents.

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
      Liberty Property Limited Partnership is the “operating partnership” of Liberty Property Trust, a self-administered and self-managed real estate investment trust. The Trust conducts substantially all of its operations and owns substantially all of its assets, directly or indirectly, through us. The Trust is the sole general partner and a limited partner of the Partnership, and, as of September 30, 2006, owned a 95.5% interest in the Partnership. When we use the terms “we,” “us,” the “Company” and the “Partnership,” we are referring to the Partnership (but not the Trust) and its consolidated subsidiaries.
      This prospectus supplement contains the terms of this offering. A description of the notes is incorporated by reference in the accompanying prospectus. This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference herein, will apply and supercede that information in the accompanying prospectus.
      It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in documents to which we have referred you in “Where to Find Additional Information” in the accompanying prospectus.
OUR COMPANY
      We provide leasing, property management, development, acquisition and other related services for our properties. As of September 30, 2006, we had an ownership interest in and operated 421 industrial properties and 292 office properties totaling 64.8 million leasable square feet, which were 93.1% leased. As of the same date, we also had an ownership interest in 34 properties under development, which we expect will generate, upon completion, approximately 7.0 million leasable square feet. We also had an ownership interest in 1,479 acres of land on September 30, 2006, substantially all of which is zoned for commercial use, which we anticipate are capable of supporting, as and when developed, approximately 14.8 million leasable square feet. Included in our properties and land discussed above are 38 industrial and 10 office properties comprising 6.2 million square feet, three development properties comprising 850,000 square feet and 302 acres of developable land owned by unconsolidated joint ventures. Our properties and land are located primarily within the Mid-Atlantic, Southeastern and Midwestern United States and the United Kingdom.
      The Trust is a self-administered and self-managed real estate investment trust that was formed to continue and expand the commercial real estate business of Rouse & Associates. Founded in 1972, Rouse & Associates was a developer and manager of commercial real estate in the Southeastern, Mid-Atlantic and West Coast markets of the United States.
      Our executive offices are located at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355, and our telephone number is (610) 648-1700. Our website address is www.libertyproperty.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.
USE OF PROCEEDS
      We estimate that the net proceeds we will receive from the sale of the notes offered by this prospectus supplement will be approximately $           million, after deducting underwriting discounts and commissions and paying estimated expenses of this offering. We intend to use the net proceeds to repay indebtedness outstanding under our $600 million credit facility and for other general corporate purposes. As of September 30, 2006, we had outstanding indebtedness under the credit facility of approximately $252.0 million, bearing interest at a rate of approximately 5.6% per annum. As of November 30, 2006, our outstanding indebtedness under the credit facility was approximately $418.0 million, bearing interest at a rate of approximately 5.7% per annum. The credit facility matures in January 2010 and has a one-year extension option. The indebtedness outstanding under the credit facility was originally incurred principally in connection with our acquisition and development activities. Affiliates of certain of the underwriters of this offering are lenders under our credit facility. These affiliates will receive their proportionate share of the amount of the credit facility to be repaid with the proceeds of this offering.
RATIOS OF EARNINGS TO FIXED CHARGES
      Our ratios of earnings to fixed charges for the nine months ended September 30, 2006 and the years ended December 31, 2005, 2004, 2003, 2002 and 2001 were 2.11, 2.52, 2.19, 2.22, 2.02 and 2.10, respectively.
      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For the purpose of these computations, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations before minority interest and before the difference between income from investment in unconsolidated subsidiaries and distributions from unconsolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of deferred financing costs.

DESCRIPTION OF NOTES
      The following description of the notes and the Indenture (as defined below) summarizes certain provisions of the Indenture and is therefore incomplete. Accordingly, the following description of the notes and the Indenture is subject to and qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Except as otherwise indicated, section references are to sections of the Indenture. If anything described in this section is inconsistent with the terms described in the attached prospectus, you should rely on this prospectus supplement.
General
      The notes will be issued under a Senior Indenture dated as of October 24, 1997 (the “Base Indenture”) between the Partnership, as obligor, and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (the “Trustee”), and a Supplemental Indenture thereto to be dated as of December      , 2006, between the Partnership and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The notes will initially be issued in the aggregate principal amount of $300.0 million, subject to “reopening” as described below. The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all of those terms, and holders of notes should refer to the Indenture and the Trust Indenture Act for a statement of those terms.
      The notes are a series of securities issued under the Indenture. The Indenture permits us to “reopen” this series, without the consent of the holders of the securities of this series, in order to issue additional securities of this series. Thus, we may in the future issue additional debt securities of the same series as the notes without your consent. Any additional securities of this series will have the same ranking, interest rate, redemption provisions and maturity as the notes. These additional securities will, together with the notes, constitute a single series of securities under the Indenture.
      The notes will be our direct, unsecured recourse obligations and will rank pari passu with all of our other unsecured unsubordinated indebtedness from time to time outstanding. As of September 30, 2006, we had outstanding $1.8 billion aggregate principal amount of unsecured unsubordinated indebtedness, and also had $252.0 million outstanding under our unsecured credit facility. In addition, we received a $76.5 million deposit from our joint venture partner in our Comcast Center joint venture, which deposit is treated as a financing arrangement prior to the satisfaction of certain conditions, and ranks pari passu with our unsecured unsubordinated indebtedness. The notes will be effectively subordinated to the claims of mortgage lenders holding our secured indebtedness, as to the specific property securing each lender’s mortgage. As of September 30, 2006, we had outstanding $201.7 million aggregate principal amount of secured indebtedness. The notes will be recourse to all of our assets, but will be nonrecourse with respect to our partners, including the Trust, our sole general partner. Subject to certain limitations set forth in the Indenture, and as described under “Certain Covenants” below and in the attached prospectus under “Description of Debt Securities — Certain Covenants,” the Indenture will permit us to incur additional secured and unsecured indebtedness.
      The notes are not convertible into or exchangeable for our partnership interests or common shares of the Trust. We will not make any sinking fund payments with respect to the notes. We do not intend to list the notes on any national securities exchange. The notes will be issued in denominations of $2,000 and integral multiples of $1,000.
      The notes will mature on December      , 2016 (the “Maturity Date”).
Principal and Interest
      The interest rate on the notes will be           % per annum. We will pay interest in arrears on                     and                     , beginning                     , 2007. Interest will accrue from December      , 2006 or from the most recent interest payment date to which we have paid or provided for the payment of interest to the next interest payment date or the scheduled maturity date, as the case may be. We will pay interest computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes will be paid to the persons in whose names the notes are registered at the close of business on the                     or                     preceding the respective interest payment date (whether or not a Business Day). Unless we redeem the notes prior to their maturity date, we will redeem the notes at their principal amount on their maturity date. If an interest payment date is not a Business Day, we will pay interest on the next succeeding Business Day; provided, that no interest will accrue on the payment so deferred. A “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the City of New York or Chicago are authorized or required by law, regulation or executive order to close.
      Any interest not punctually paid or duly provided for on any interest payment date with respect to the notes (“Defaulted Interest”) will forthwith cease to be payable to the holder of the note on the applicable regular record date and may either be paid to the person in whose name such note is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).
      The principal of each note payable on its Maturity Date will be paid against presentation and surrender of such note at the corporate trust office of the Trustee, located initially at 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Certain Covenants
      The Indenture contains various covenants including the following:
      Limitations on Incurrence of Debt. The Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Debt (as defined below), other than Intercompany Debt (as defined below) that is subordinate in right of payment to the notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of: (i) the Partnership’s Adjusted Total Assets (as defined below) as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(a)).
      In addition to the foregoing limitation on the incurrence of Debt, the Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof, would have been less than 1.5 to 1 (Section 1004(b)).
      Further, the Partnership will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Partnership or any Subsidiary (“Secured Debt”), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the sum of: (i) the Partnership’s Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(c)).
      Maintenance of Unencumbered Total Asset Value. The Partnership will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Partnership and its Subsidiaries on a consolidated basis (Section 1004(d)).

      For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be “incurred” by the Partnership or a Subsidiary whenever the Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
      As used herein:

•	“Adjusted Total Assets” as of any date means the total of all assets, as determined in accordance with GAAP, plus accumulated depreciation.

•	“Annual Service Charge” as of any date means the aggregate amount of any interest expensed for the four consecutive fiscal quarters most recently ended prior to such date, as determined in accordance with GAAP.

•	“Consolidated Income Available for Debt Service” as of any date means Consolidated Net Income (as defined below) of the Partnership and its Subsidiaries plus amounts that have been deducted for: (i) interest on Debt of the Partnership and its Subsidiaries; (ii) provision for taxes of the Partnership and its Subsidiaries based on income; (iii) amortization of debt discount; (iv) depreciation and amortization; (v) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income; and (vi) amortization of deferred charges, for the four consecutive fiscal quarters most recently ended, all as determined in accordance with GAAP, and without taking into account any provision for gains and losses on properties.

•	“Consolidated Net Income” for any period means the amount of net income (or loss) of the Partnership and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

•	“Debt” of the Partnership or any Subsidiary means any indebtedness of the Partnership or any Subsidiary, whether or not contingent, in respect of: (i) borrowed money evidenced by bonds, notes, debentures or similar instruments; (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Partnership or any Subsidiary; (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or (iv) any lease of property by the Partnership or any Subsidiary as lessee which is reflected on the Partnership’s consolidated balance sheet as a capitalized lease in accordance with GAAP; but in the case of items of indebtedness incurred under (i) through (iii) above only to the extent that any such items (other than letters of credit) would appear as a liability on the Partnership’s consolidated balance sheet in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation of the Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Partnership or any Subsidiary).

•	“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis; provided, that solely for the purposes of any calculation required by the financial covenants contained in the Indenture, “GAAP” shall mean generally accepted accounting principles as used in the United States on the date of the Indenture, applied on a consistent basis.

•	“Intercompany Debt” means Debt to which the only parties are the Trust, any of its subsidiaries, the Partnership and any Subsidiary, or Debt owed to the Trust arising from routine cash management practices, but only so long as such Debt is held solely by any of the Trust, any of its subsidiaries, the Partnership and any Subsidiary.

•	“Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Partnership or by one or more

Subsidiaries of the Partnership. Liberty Property Development Corp., Liberty Property Development Corp.-II and Liberty UK Development Corp. are each a Subsidiary for purposes of this definition. For the purposes of this definition, “voting stock” means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

•	“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Partnership and its Subsidiaries on such date, before depreciation and amortization, as determined on a consolidated basis in accordance with GAAP.

•	“Unencumbered Total Asset Value” as of any date means the sum of: (i) the value of those Undepreciated Real Estate Assets not subject to an encumbrance; and (ii) the value of all other assets of the Partnership and its Subsidiaries on a consolidated basis not subject to an encumbrance, as determined in accordance with GAAP (but excluding accounts receivable and intangibles).

      Compliance with the covenants described herein and with respect to the notes generally may not be waived by the Partnership, or by the Trustee unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver; provided, however, that the defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the attached prospectus, will apply to the notes, including with respect to the covenants described in this prospectus supplement.
Optional Redemption
      The notes may be redeemed at any time at our option, in whole or from time to time in part, at a redemption price equal to the sum of: (i) the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date; and (ii) the Make-Whole Amount, if any, with respect to such notes (the “Redemption Price”).
      If notice of redemption has been given as provided in the Indenture and funds for the redemption of the notes called for redemption shall have been made available on the redemption date referred to in such notice, such notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of such notes from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such notes in accordance with such notice.
      Notice of any optional redemption of any notes will be given to holders at their addresses, as shown in the security register for the notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption date, the Redemption Price and principal amount of the notes held by such holder to be redeemed.
      If all or less than all of the notes of any series are to be redeemed at our option, we will notify the trustee for the notes at least 45 days prior to giving notice of redemption (or such shorter period as may be satisfactory to the trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the notes to be redeemed in whole or in part.
      Neither we nor the trustee shall be required to: (i) issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any note being redeemed in part.
      As used herein:

•	“Make-Whole Amount” means, in connection with any optional redemption of any notes, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the notes being redeemed.

•	“Reinvestment Rate” means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the “Treasury Yield”), plus %. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading “Week Ending” for “U.S. Government Securities — Treasury Constant Maturities” with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by us.

•	“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

The Trustee
      The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago) is the Trustee under the Indenture. All payments of principal of, and interest on, and all registration, transfer, exchange, authentication, and delivery (including authentication and delivery on original issuance of the notes) of, the notes will be effected by the Trustee in Chicago, Illinois or at an office designated by the Trustee in New York, New York.
      The Indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.
      The holders of not less than a majority in principal amount of the then outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes, provided that (i) such direction shall not be in conflict with any rule of law or with the Indenture; (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; (iii) such direction would not be unduly prejudicial to the rights of another holder; and (iv) such direction would not involve the Trustee in personal liability (Section 512). If an Event of Default (as defined in the attached prospectus) with respect to the notes occurs and is continuing, the Trustee shall exercise with respect to the notes such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers vested in it by the Indenture at the request of any of the holders, unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (Section 602).
Book-Entry Notes
      The notes will be issued in book-entry form, as one or more notes registered in the name of the nominee of The Depository Trust Company, which will act as Depositary (as defined in the attached prospectus). See “Description of Debt Securities — Book-Entry System” in the accompanying prospectus.
Same-Day Settlement and Payment
      The underwriters will make settlement for the notes in immediately available funds. We will make all payments of principal and interest in respect of the notes in immediately available funds.
      Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the notes will trade in The Depository Trust Company’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form. Therefore, The Depository Trust Company will require secondary market trading activity in the notes to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Non-U.S. Holders
      Investors may hold interests in the notes outside the United States through Clearstream Banking, Societe Anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems.
      Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customers’ securities accounts in the depositaries names on the books of the DTC. We will designate a depositary for each of Clearstream and Euroclear.
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
      The following summary of material federal income tax considerations to the purchasers of the notes is based on current law, is for general information only and is not tax advice. This discussion deals only with notes held as “capital assets” within the meaning of the Code and does not purport to deal with all aspects of taxation that may be relevant to particular purchasers in light of their personal investment or tax circumstances or to certain types of purchasers (including insurance companies, financial institutions, broker-dealers, persons who own notes that are a hedge or are hedged against interest rate risks, or persons who own notes as part of a straddle or conversion transaction for tax purposes) subject to special treatment under the federal income tax law.
      Prospective investors are advised to consult their own tax advisors regarding the specific tax consequences of the purchase, ownership and disposition of the notes, including the federal, state, local, foreign and other tax consequences of such purchase, ownership and disposition and of potential changes in applicable tax laws.
      For a summary of the material federal income tax considerations to the Partnership, see “Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership” in the attached prospectus. Except as specifically defined in this discussion, the capitalized terms used in this discussion have been defined under “Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership” in the attached prospectus.

U.S. Holders of the Notes
      The term “U.S. Holder,” as used in the accompanying prospectus, includes a holder of a note that is not a “United States person” for federal income tax purposes, but is nevertheless subject to federal income taxation on a net income basis with respect to the note. For purposes of the discussion in this prospectus supplement, however, such holder will not be treated as a “U.S. Holder.”
      Payments of Interest. The notes are not currently expected to be issued with original issue discount (“OID”). Interest on a note without OID generally will be included in the income of a holder as ordinary income at the time such interest is received or accrued in accordance with the holder’s regular method of accounting.
      Market Discount. Generally, if a U.S. Holder purchases a note for an amount that is less than its “stated redemption price at maturity” (the sum of all payments provided by the notes other than “qualified stated interest,” i.e., stated interest that is unconditionally payable in cash at least annually at a single fixed rate, based on the payment schedule of the notes), such U.S. Holder will be treated as having purchased the note at a “market discount,” unless the market discount is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).
      Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of: (i) the amount of such payment or realized gain, or (ii) the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made such an election may be revoked only with the consent of the IRS.
      A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the U.S. Holder recognizes the accrued market discount, including, for example, the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer and that is currently recognized by the U.S. Holder.
      A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest income for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.
      Amortizable Bond Premium. If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium,” generally equal in amount to such excess. In the case of a debt instrument that may be optionally redeemed prior to maturity (such as the notes), the applicable Treasury Regulations (the “Bond Premium Regulations”) provide that the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would increase the holder’s yield on the debt instrument. If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument generally will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder’s “adjusted acquisition price,”

which is an amount equal to the holder’s basis in the debt instrument (as determined under the Bond Premium Regulations) and which may be different than the “basis” used for determining gain or loss on the sale of a debt instrument, less the sum of (i) any amortizable bond premium allocable to prior accrual periods, and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.
      A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments during or after the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the Bond Premium Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.
      Disposition of the Notes. Upon the sale, exchange, redemption, retirement or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income), and (ii) such U.S. Holder’s adjusted tax basis in the note. For purposes of determining taxable gain or loss, a U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder increased by accrued market discount, if any, that the U.S. Holder has included in income, and decreased by the amount of any payments other than qualified stated interest payments received, and amortizable bond premium taken, with respect to such note. A portion of the taxable gain may be treated as ordinary income under the market discount rules described above. Gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was a capital asset in the hands of the U.S. Holder and was held for more than one year. The maximum long-term capital gain rate for non-corporate U.S. Holders is currently 15% (through 2010).
Non-U.S. Holders of the Notes
      The rules governing the United States federal income taxation of a non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.
      Payment of Interest. Generally, unless effectively connected with the conduct of a trade or business within the United States, payments of interest and market discount on a note to a non-U.S. Holder will qualify for the “portfolio interest exemption” and, therefore, will not be subject to United States federal income tax or withholding, unless the non-U.S. Holder is (i) a direct or indirect 10% or greater partner (as defined in Section 871(h)(3) of the Code) in the Partnership, (ii) a controlled foreign corporation related to the Partnership, or (iii) a bank receiving interest described in Section 881(c)(3)(A) of the Code. To qualify for the portfolio interest exemption, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the “Withholding Agent”) must have received a statement in a timely manner that (i) is signed by the beneficial owner of the note under penalties of perjury, (ii) certifies that such owner is a non-U.S. Holder, and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. In such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.
      Except to the extent that an applicable treaty otherwise provides, a non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a United States trade or business of the non-U.S. Holder. Under certain circumstances, effectively connected interest received by a corporate non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding if the non-U.S. Holder delivers a properly executed IRS Form W-8ECI to the Withholding Agent.
      Interest income of a non-U.S. Holder that is not effectively connected with a United States trade or business and that does not qualify for the portfolio interest exemption described above generally is subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty).
      Disposition of the Notes. A non-U.S. Holder of a note generally will not be subject to United States federal income tax or withholding on any gain realized on the sale, exchange, redemption, retirement or other disposition of a note (except to the extent of any accrued and unpaid interest taxable as interest above) unless (i) the gain is effectively connected with a United States trade or business of the non-U.S. Holder, (ii) in the case of a non-U.S. Holder who is an individual, such non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such non-U.S. Holder has a “tax home” in the United States or the disposition is attributable to an office or other fixed place of business maintained by such non-U.S. Holder in the United States, or (iii) the non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.
      The proceeds of a sale or disposition of a non-U.S. Holder’s investment in a note that is effectively connected with a United States trade or business will generally be subject to U.S. federal income tax on a net basis at the rate applicable to U.S. Holders generally. In addition, foreign corporations may be subject to a 30% (or, if applicable, a lower treaty rate) branch profits tax if the investment in the note is effectively connected with the foreign corporation’s United States trade or business.
      Certain United States Federal Estate Tax Considerations Applicable to a non-U.S. Holder. A note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will not be included in the decedent’s gross estate for United States federal estate tax purposes, unless the individual is a direct or indirect 10% or greater partner of the Partnership, or, at the time of death, payments with respect to such note would have been effectively connected with the conduct by such non-U.S. Holder of a trade or business within the United States.
Information Reporting and Backup Withholding
      In general, information reporting requirements and back-up withholding at a 28% rate will apply to payments on a note held by a U.S. Holder (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, retirement or other disposition of a note), unless the holder of the note (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.
      Information reporting requirements and backup withholding will not apply to payments on a note to a non-U.S. Holder if the non-U.S. Holder provides the required statement on IRS Form W-8BEN or a substantially similar form or on IRS Form W-8ECI or a substantially similar form, provided that the withholding Agent does not have actual knowledge that the Holder is a United States person. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation as to the United States, or (iv) is a foreign partnership, if at any time during its tax year, one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence generally will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holders and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.
      Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder’s United States federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
      We have made statements in this prospectus supplement, in the attached prospectus and in the documents that are incorporated by reference in the prospectus that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information relating to rental operations, joint venture relationships, acquisitions (including related pro forma financial information) and other business development and development activities, future capital expenditures, financing sources and availability, and the effects of regulation (including environmental regulation) and competition. These forward-looking statements generally are accompanied by words such as “believes,” “anticipates,” “hopes,” “expects,” “estimates,” “should,” “seeks,” “intends,” “planned,” “outlook” and “goal” or similar expressions. You should understand that forward-looking statements are not guaranties and that there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements.
      Risks and uncertainties that may affect the operations, performance and results of our business include, but are not limited to, the following: (i) uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), (ii) risks relating to our ability to maintain and increase property occupancy and rental rates, (iii) risks relating to construction and development activities, acquisitions and dispositions, (iv) risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, (v) possible environmental liabilities, (vi) risks relating to leverage and debt service (including availability of financing terms acceptable to us and sensitivity of our operations and financing arrangements to fluctuations in interest rates), (vii) dependence on the primary markets in which our properties are located, (viii) the existence of complex regulations relating to the Trust’s status as a REIT and the adverse consequences of the failure to qualify as a REIT and (ix) the potential adverse impact of market interest rates on the market price for the securities of the Partnership and the Trust.
      Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described in, or implied by, the forward-looking statements.

UNDERWRITING
      Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., which we refer to collectively as the representatives, are acting as joint bookrunning managers of the offering, and are acting as representatives of the underwriters named below.
      Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Principal Amount
Underwriter	of Notes

Banc of America Securities LLC	$
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC

Total	$300,000,000

      The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
      The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed           % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed           % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.
      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
      Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would not, if the Issuer was not an authorised person apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
      The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
      Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
      Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

      The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
      The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Liberty Property Limited Partnership

Per note		%
      In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Selling short involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.
      Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      We estimate that our total expenses for this offering (other than any underwriting discount or commission) will be $500,000.
      A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters.
      One or more underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of the underwriters of this offering are lenders under our credit facility and will receive a portion of the proceeds from this offering. See “Use of Proceeds.”
      Under the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”), special considerations apply to a public offering of securities where more than 10% of the net proceeds thereof will be paid to participating underwriters or any of their affiliates. If more than 10% of the net proceeds will be used to pay participating underwriters, and an exemption otherwise does not apply, this offering will be conducted pursuant to Rule 2710(h)(2) of the NASD Conduct Rules.
      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS
      Certain legal matters relating to the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, and for the underwriters by Hogan & Hartson LLP. Certain tax matters relating to the notes will be passed upon for us by Wolf, Block, Schorr & Solis-Cohen LLP, Philadelphia, Pennsylvania.

PROSPECTUS

$586,059,480

Liberty Property Trust
Common Shares of Beneficial Interest
Preferred Shares of Beneficial Interest, Depositary Shares,
Warrants and Guaranties

$806,218,450

Liberty Property Limited Partnership
Debt Securities

Liberty Property Trust may offer up to $586,059,480 of its common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in its preferred shares, warrants to purchase common shares and/or preferred shares, and guaranties of the debt securities of Liberty Property Limited Partnership. The Trust’s common shares are listed on the New York Stock Exchange under the symbol “LRY.”

Liberty Property Limited Partnership may offer up to $806,218,450 of its debt securities in one or more series.

We may offer the securities at prices and on terms to be set forth in one or more supplements to this prospectus. The securities may be offered directly, through agents on our behalf or through underwriters or dealers.

The terms of the securities may include limitations on ownership and restrictions on transfer thereof as may be appropriate to preserve the status of the Trust as a real estate investment trust for United States federal income tax purposes.

See “Risk Factors” beginning on page 4 of this prospectus for a description of risks that should be considered by purchasers of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2005.

ABOUT THIS PROSPECTUS

This prospectus describes certain securities of Liberty Property Trust, which is a real estate investment trust, and Liberty Property Limited Partnership, which is a limited partnership. We sometimes refer to the Trust and the Operating Partnership together, along with their subsidiaries and affiliates, using the words “we,” “our” or “us,” or as the “Company.” This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, the Trust may offer up to $586,059,480 worth of its securities, and the Operating Partnership may offer up to $806,218,450 worth of its securities.

This prospectus contains a general description of the securities we may offer. We will describe the specific terms of these securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled “Where to Find Additional Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

WHERE TO FIND ADDITIONAL INFORMATION

We are required by federal securities laws to file certain information with the SEC. You can access this material on the SEC’s Internet website, at http://www.sec.gov. You can also read and copy this material at the SEC’s public reference room, located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) 732-0330 for information on how the public reference room operates. In addition, the common shares are listed on the NYSE, and you can obtain our reports, proxy statements and other information about us at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

We will also send you copies of the material we file with the SEC, free of charge, upon your request. Please call or write our Investor Relations department at:

500 Chesterfield Parkway
Malvern, Pennsylvania 19355
Telephone No.: (610) 648-1700

The SEC allows us to “incorporate by reference” into this prospectus certain important information about us. This means that the information in this prospectus is not complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 until the offering described in this prospectus is completed:

(a) The Annual Reports on Form 10-K of the Trust and the Operating Partnership for the fiscal year ended December 31, 2004 (File Nos. 001-13130 and 001-13132);

(b) The Quarterly Reports on Form 10-Q of the Trust and the Operating Partnership for the fiscal quarter ended March 31, 2005 (File Nos. 001-13130 and 001-13132);

(c) The Current Reports on Form 8-K of the Trust and the Operating Partnership filed with the SEC on February 23, February 24, February 25, March 1, March 9, March 18, June 17, June 20, and June 30, 2005 (File Nos. 001-13130 and 001-13132);

(d) The description of the Trust’s common shares contained in the Registration Statement on Form 8-A of the Trust registering the common shares under Section 12 of the Securities Exchange Act of 1934, filed with the SEC on June 8, 1994 (File No. 001-13130); and

(e) The description of the Trust’s preferred share purchase rights contained in the Registration Statement on Form 8-A/A of the Trust registering the preferred shares purchase rights under Section 12 of the Securities Exchange Act of 1934, filed with the SEC on September 14, 2004 (File No. 001-13130).

This prospectus is part of our “shelf” registration statement. We have filed the registration statement with the SEC under the Securities Act of 1933 to register the securities that we may offer by this prospectus and any supplements. Not all of the information in the registration statement appears in this prospectus, or will appear in any supplement. For more detail, you can read the entire registration statement, and all of the exhibits filed with it, at the SEC’s offices or website as described above.

You should rely on the information that is in this prospectus and its supplements, or incorporated by reference. You should not, however, assume that the information that appears directly in this prospectus, or any supplement, is accurate or complete as of any date other than the date on the front cover of the document.

RISK FACTORS

Investing in the securities can involve various risks. We have described below the risks that we believe are material to your investment decision. This section contains some forward looking statements. You should refer to the explanation of the qualifications and limitations on forward looking statements beginning on page 16.

Risks Related to Our Properties and Business

Unfavorable events concerning our existing tenants, or negative market conditions that may affect our existing tenants could have an adverse impact on our ability to attract new tenants, relet space, collect rent or renew leases, and thus could have a negative effect on our cash flow from operations and inhibit growth.

Our cash flow from operations depends on our ability to lease space to tenants on economically favorable terms. Therefore, we could be adversely affected by various facts and events over which we have limited control, such as:

•	lack of demand for space in the areas where our properties are located

•	inability to retain existing tenants and attract new tenants

•	oversupply of or reduced demand for space and changes in market rental rates

•	defaults by our tenants or their failure to pay rent on a timely basis

•	the need to periodically renovate and repair our space

•	physical damage to our properties

•	economic or physical decline of the areas where our properties are located

•	potential risk of functional obsolescence of our properties over time

At any time, any of our tenants may experience a downturn in its business that may weaken its financial condition. As a result, a tenant may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Any tenant bankruptcy or insolvency, leasing delay or failure to make rental payments when due could result in the termination of the tenant’s lease and material losses to our Company.

If our tenants do not renew their leases as they expire, we may not be able to rent the space. Furthermore, leases that are renewed, and some new leases for space that is relet, may have terms that are less economically favorable to us than current lease terms, or may require us to incur significant costs, such as for renovations, tenant improvements or lease transaction costs. Any of these events could adversely affect our cash flow from operations and our ability to make expected distributions to shareholders and service our indebtedness.

A significant portion of our costs, such as real estate taxes, insurance costs, and debt service payments, generally are not reduced when circumstances cause a decrease in cash flow from our properties.

We may not be able to compete successfully with other entities that operate in our industry.

We experience a great deal of competition in attracting tenants for our properties and in locating land to develop and properties to acquire.

In our effort to lease our properties, we compete for tenants with a broad spectrum of other landlords in each of our markets. These competitors include, among others, publicly-held REITs, privately-held entities, individual property owners and tenants who wish to sublease their space. Some of these competitors may be able to offer prospective tenants more attractive financial terms than we are able to offer.

We may experience increased operating costs, which could adversely affect our operations.

Our properties are subject to increases in operating expenses such as insurance, cleaning, electricity, heating, ventilation and air conditioning, general and administrative costs and other costs associated with security, landscaping, repairs and maintenance of our properties. While our current tenants generally are obligated to pay a significant portion of these costs, there is no assurance that these tenants will make such payments or agree to pay these costs upon renewal or that new tenants will agree to pay these costs. If operating expenses increase in our markets, we may not be able to increase rents or reimbursements in all of these markets so as to meet increased expenses without at the same time decreasing occupancy rates. If this occurs, our ability to make distributions to shareholders and service our indebtedness could be adversely affected.

Our ability to achieve growth in operating income depends in part on our ability to develop properties which may suffer under certain circumstances.

We intend to continue to develop properties where warranted by market conditions. The decline in demand for real estate has reduced the amount of development we are undertaking. We have a number of ongoing development projects and a number of land projects being readied for development.

These projects include the Comcast Center project, a 1.2 million square foot office tower in Philadelphia’s central business district, which is discussed below.

Additionally, our general construction and development activities include the risks that:

•	construction and leasing of a property may not be completed on schedule, which could result in increased expenses and construction costs, and would result in reduced profitability for that property

•	construction costs may exceed our original estimates due to increases in interest rates and increased materials, labor or other costs, possibly making the property unprofitable because we may not be able to increase rents to compensate for the increase in construction costs

•	some developments may fail to achieve expectations, possibly making them unprofitable

•	we may be unable to obtain, or face delays in obtaining, required zoning, land-use, building, occupancy, and other governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to a project

•	we may abandon development opportunities after we begin to explore them and as a result, we may fail to recover costs already incurred. If we determine to alter or discontinue our development efforts, past and future costs of the investment may be expensed rather than capitalized and we may determine the investment is impaired resulting in a loss

•	we may expend funds on and devote management’s time to projects which we do not complete

•	occupancy rates and rents at newly completed properties may fluctuate depending on a number of factors, including market and economic conditions, and may result in lower than projected rental rates with the result that our investment is not profitable

Our Comcast Center project is subject to a number of risks related to its development, construction, financing and leasing.

We have announced the commencement of the development of a 1.2 million square foot, 57 story office tower in Philadelphia. Construction on the office tower, to be known as the Comcast Center, began in January 2005 and is expected to be complete in late 2007. Comcast Corporation has signed a 15 1/2 year lease and will initially occupy 534,000 square feet, or approximately 44%, of the building’s rentable space. Comcast Corporation has options to increase its occupancy up to 800,000 square feet, or approximately 66%, of the building. The total project cost to be incurred by Liberty is expected to be $435 million.

The project is subject to substantial leasing risk as to the portion of the building not leased to Comcast. The Philadelphia office market generally contains substantial vacancy and has recently experienced a highly competitive leasing environment. Many of the premier office properties in the central business district contain significant vacancy. These conditions have had an adverse impact on market rental rates. Nevertheless, we believe that because of the unique features of this state-of-the-art commercial office building, sufficient demand exists from lease expirations of large commercial tenants in Philadelphia’s central business district during the 2006 to 2009 time frame and from prospective new tenants to the market to lease the remainder of the building at suitable rental rates.

Development of a project such as Comcast Center is subject to the general development and construction risks noted above. Those risks are magnified by the size of the project, and include construction risks associated with undertaking a construction project with the engineering and design complexities of an office tower.

The project also bears the investment risk that the market value of this 1.2 million square foot office tower may not support the construction costs of $360 per square foot. Recent sales prices for several modern office towers, which were constructed on average 15 years ago, in Philadelphia’s central business district, are estimated to be an average price of $183 per square foot. We believe that the investment value of the completed and leased Comcast Center supports the investment in the project that we expect to make.

We face risks associated with property acquisitions.

We acquire individual properties and portfolios of properties, and intend to continue to do so. Our acquisition activities and their success are subject to the following risks:

•	when we are able to locate a desired property, competition from other real estate investors may significantly increase the purchase price

•	acquired properties may fail to perform as expected

•	the actual costs of repositioning or redeveloping acquired properties may be higher than our estimates

•	acquired properties may be located in new markets where we face risks associated with an incomplete knowledge or understanding of the local market, a limited number of established business relationships in the area and a relative unfamiliarity with local governmental and permitting procedures

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result, our results of operations and financial condition could be adversely affected

We may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a liability were asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle it, which could adversely affect our cash flow.

Many of our properties are concentrated in our primary markets, and we therefore may suffer economic harm as a result of adverse conditions in those markets.

Our properties are located principally in specific geographic areas in the Mid-Atlantic, Southeastern and Midwestern United States. Due to the concentration of our properties in these areas, performance is dependent on economic conditions in these areas. These areas have experienced periods of economic decline.

We may not be able to access financial markets to obtain capital on a timely basis, or on acceptable terms.

In order to qualify as a REIT for federal income tax purposes, we are required to distribute at least 90% of taxable income to shareholders each year, and thus cannot reinvest this portion of income in the business. As a result, retained cash flows are somewhat limited and we may rely on proceeds from property dispositions and third party capital sources for a portion of our capital needs, including capital for acquisitions and development. The public debt and equity markets are among the sources we rely on. There is no guarantee that we will be able to access these markets, or any other source of capital. The ability to access the public debt and equity markets depends on a variety of factors, including:

•	general economic conditions affecting these markets

•	our own financial structure and performance

•	the market’s opinion of REITs in general

•	the market’s opinion of REITs that own properties like ours

We may suffer adverse effects as a result of the terms of and covenants relating to our indebtedness.

Required payments on our indebtedness generally are not reduced if the economic performance of the portfolio declines. If the economic performance declines, net income, cash flow from operations and cash available for distribution to shareholders will be reduced. If payments on debt cannot be made, we could sustain a loss, or in the case of mortgages, suffer foreclosures by mortgagees or suffer judgments. Further, some obligations, including our $450 million credit facility and unsecured notes, as well as, at March 31, 2005, approximately $373 million in outstanding mortgage indebtedness, contain cross-default and/or cross-acceleration provisions, which means that a default on one obligation may constitute a default on other obligations.

We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Therefore, we generally need to refinance our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of our existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as the proceeds of sales of assets or new equity securities, our cash flow will not be sufficient to repay all maturing debt in years when significant “balloon” payments come due.

Our credit facility and unsecured debt securities contain customary restrictions, requirements and other limitations on our ability to incur indebtedness, including total debt to asset ratios, secured debt to total asset ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt which we must maintain. Our continued ability to borrow under our $450 million credit facility is subject to compliance with our financial and other covenants. In addition, our failure to comply with such covenants could cause a default under this credit facility, and we may then be required to repay such debt with capital from other sources. Under those circumstances, other sources of capital may not be available to us, or be available only on unattractive terms.

Our degree of leverage could limit our ability to obtain additional financing or affect the market price of our common shares.

Our degree of leverage could affect our ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. Our senior unsecured debt is currently rated investment grade by the three major rating agencies. However, there can be no assurance we will be able to maintain this rating, and in the event our senior debt is downgraded from its current rating, we would likely incur higher borrowing costs. Our degree of leverage could also make us more vulnerable to a downturn in business or the economy generally.

Further issuances of equity securities may be dilutive to current shareholders.

The interests of our existing shareholders could be diluted if we issue additional equity securities to finance future developments, acquisitions, or repay indebtedness. The Board of Trustees may issue additional equity securities without shareholder approval. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including issuances of common and preferred equity.

An increase in interest rates would increase our interest costs on variable rate debt and could adversely impact our ability to refinance existing debt.

We currently have, and may incur more, indebtedness that bears interest at variable rates. Accordingly, if interest rates increase, so will our interest costs, which would adversely affect our cash flow and our ability to pay principal and interest on our debt and our ability to make distributions to our shareholders. Further, rising interest rates could limit our ability to refinance existing debt when it matures.

Property ownership through joint ventures will limit our ability to act exclusively in our interests.

From time to time we invest in joint ventures in which we do not hold a controlling interest. These investments involve risks that do not exist with properties in which we own a controlling interest, including the possibility that our partners may, at any time, have business, economic or other objectives that are inconsistent with our objectives. In instances where we lack a controlling interest, our partners may be in a position to require action that is contrary to our objectives. While we seek to negotiate the terms of these joint ventures in a way that secures our ability to act in our best interests, there can be no assurance that those terms will be sufficient to fully protect us against actions contrary to our interests. If the objectives of our co-venturers are inconsistent with ours, we may not in every case be able to act exclusively in our interests.

We may suffer economic harm if our enterprise resource planning software causes business interruptions.

In 2004 we launched an enterprise resource planning system for our business and its implementation throughout our company was ongoing in 2004 and will continue in 2005. The objective of the new information technology system is to improve our performance by achieving a number of specific financial and operational measures. The new information technology system has been designed to provide us with a stable, long-term platform enabling us to deliver value to our tenants through information sharing and electronic commerce as these issues become more important in future periods.

Enterprise resource planning implementations are challenging initiatives that carry substantial project risk, including the risk of business interruption. Failure to properly implement the new information technology system could have an adverse impact on our operating results.

Risks Related to the Real Estate Industry

Real estate investments are illiquid, and we may not be able to sell our properties if and when we determine it is appropriate to do so.

Real estate generally cannot be sold quickly. We may not be able to dispose of properties promptly in response to economic or other conditions. In addition, provisions of the Internal Revenue Code limit a REIT’s ability to sell properties in some situations when it may be economically advantageous to do so, thereby adversely affecting returns to shareholders and adversely impacting our ability to meet our obligations to the holders of other securities.

We may experience economic harm if any damage to our properties is not covered by insurance.

We carry insurance coverage on our properties of the type and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties. We believe all of our properties are adequately insured. However, we cannot guarantee that the limits of our current policies will be sufficient in the event of a catastrophe to our properties. Our existing property and liability policies expire over the course of the next two fiscal years. We cannot guarantee that we will be able to renew or duplicate our current coverages in adequate amounts or at reasonable prices.

We may suffer losses that are not covered under our comprehensive liability, fire, extended coverage and rental loss insurance policies. For example, we may not be insured for losses resulting from acts of war, certain acts of terrorism, or from environmental liabilities. If an uninsured loss or a loss in excess of insured limits should occur, we would nevertheless remain liable for the loss which could adversely affect our cash flow from operations.

Potential liability for environmental contamination could result in substantial costs.

Under federal, state and local environmental laws, ordinances and regulations, we may be required to investigate and clean up the effects of releases of hazardous or toxic substances or petroleum products at our properties simply because of our current or past ownership or operation of the real estate. If unidentified environmental problems arise, we may have to make substantial payments which could adversely affect our cash flow and our ability to make distributions to our shareholders because:

•	as owner or operator, we may have to pay for property damage and for investigation and clean-up costs incurred in connection with the contamination

•	the law typically imposes clean-up responsibility and liability regardless of whether the owner or operator knew of or caused the contamination

•	even if more than one person may be responsible for the contamination, each person who shares legal liability under the environmental laws may be held responsible for all of the clean-up costs

•	governmental entities and third parties may sue the owner or operator of a contaminated site for damages and costs

These costs could be substantial. The presence of hazardous or toxic substances or petroleum products or the failure to properly remediate contamination may materially and adversely affect our ability to borrow against, sell or rent an affected property. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with a contamination. Changes in laws increasing the potential liability for environmental conditions existing at our properties may result in significant unanticipated expenditures.

It is our policy to retain independent environmental consultants to conduct Phase I environmental site assessments and asbestos surveys with respect to our acquisition of properties. These assessments generally include a visual inspection of the properties and the surrounding areas, an examination of current and historical uses of the properties and the surrounding areas and a review of relevant state, federal and historical documents, but do not involve invasive techniques such as soil and ground water sampling. Where appropriate, on a property-by-property basis, our practice is to have these consultants conduct additional testing, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential environmental problem, and for contamination in groundwater. Even though these environmental assessments are conducted, there is still the risk that:

•	the environmental assessments and updates did not identify all potential environmental liabilities

•	a prior owner created a material environmental condition that is not known to us or the independent consultants preparing the assessments

•	new environmental liabilities have developed since the environmental assessments were conducted

•	future uses or conditions such as changes in applicable environmental laws and regulations could result in environmental liability for us

While we test indoor air quality on a regular basis and have an ongoing maintenance program in place to address this aspect of property operations, inquiries about indoor air quality may necessitate special investigation and, depending on the results, remediation. Indoor air quality issues can stem from inadequate ventilation, chemical contaminants from indoor or outdoor sources, pollen, viruses and bacteria. Indoor exposure to chemical or biological contaminants above certain levels can be alleged to be connected to allergic reactions or other health effects and symptoms in susceptible individuals. If these conditions were to occur at one of our properties, we may need to undertake a targeted remediation program, including without limitation, steps to increase indoor ventilation rates and eliminate sources of contaminants. Such remediation programs could be costly, necessitate the temporary relocation of some or all of the property’s tenants or require rehabilitation of the affected property.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make expenditures that adversely impact our operating results.

All of our properties are required to comply with the Americans with Disabilities Act (“ADA”). The ADA generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. Expenditures related to complying with the provisions of the ADA could adversely affect our results of operations and financial condition and our ability to make distributions to shareholders. In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on our operating results and financial condition, as well as our ability to make distributions to shareholders.

Terrorist attacks and other acts of violence or war may adversely impact our operating results and may affect markets on which our securities are traded.

Terrorist attacks against our properties, or against the United States or United States interests generally, may negatively affect our operations and your investment in our securities. Attacks or armed conflicts could have a direct adverse impact on our properties or operations through damage, destruction, loss or increased security costs. Any terrorism insurance that we obtain may be insufficient to cover the loss for damages to our properties as a result of terrorist attacks.

Furthermore, any terrorist attacks or armed conflicts could result in increased volatility in or damage to the United States and worldwide financial markets and economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have an adverse impact on our operating results.

Risks Related to Our Organization and Structure

The Trust has elected REIT status under the federal tax laws, and we could suffer adverse consequences if it fails to qualify as a REIT.

The Trust has elected REIT status under federal tax laws and has taken the steps known to us to perfect that status, but we cannot be certain that the Trust qualifies for REIT status, or that it will remain qualified. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code (the “Code”), as to which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the related income tax regulations is greater in the case of a REIT that holds its assets in partnership form, as does the Trust. Moreover, no assurance can be given that new tax laws will not significantly affect the Trust’s qualification as a REIT or the federal income tax consequences of such qualification. New laws could be applied retroactively, which means that past operations could be found to be in violation, which would have a negative effect on the business.

If the Trust fails to qualify as a REIT in any taxable year, the distributions to shareholders would not be deductible when computing taxable income. If this happened, the Trust would be subject to federal income tax on its taxable income at regular corporate rates. Also, the Trust could be prevented from qualifying as a REIT for the four years following the year in which it was disqualified. Further, if the Trust requalified as a REIT after failing to qualify, it might have to pay the full corporate-level tax on any unrealized gain in its assets during the period it was not qualified as a REIT. The Trust would then have to distribute to its shareholders the earnings it accumulated while not qualified as a REIT. These additional taxes would reduce our funds available for distribution to our shareholders. In addition, while the Trust was disqualified as a REIT, we would not be required by the Internal Revenue Code to make distributions to our shareholders. A failure by the Trust to qualify as a REIT and the resulting requirement to pay taxes and interest (and perhaps penalties) would cause us to default under various agreements to which we are a party, including under our credit facility, and would have a material adverse effect on our business, prospects, results of operations, earnings, financial condition and our ability to make distributions to shareholders.

Future economic, market, legal, tax or other considerations may cause our Board of Trustees to revoke the Trust’s election to qualify as a REIT. This decision requires the consent of the holders of a majority of the voting interests of all of the Trust’s outstanding common shares.

Risks associated with potential borrowings necessary to make distributions to qualify as a REIT.

We intend to make distributions to shareholders to comply with the distribution provisions of the Code necessary to maintain qualification as a REIT and to avoid income taxes and the non-deductible excise tax. Under certain circumstances, we may be required to borrow funds to meet the distribution requirements necessary to achieve the tax benefits associated with qualifying as a REIT. In such circumstances, we might need to borrow funds to avoid adverse tax consequences, even if our management believes that the prevailing market conditions are not generally favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

Certain officers of the Trust may not have the same interests as shareholders as to certain tax laws.

Certain officers of the Trust own common units of limited partnership interest in the Operating Partnership. These units may be exchanged for our common shares. The officers who own those units and have not yet exchanged them for our common shares may suffer different and more adverse tax consequences than holders of our common shares suffer in certain situations:

•	when certain of our properties are sold

•	when debt on those properties is refinanced

•	if we are involved in a tender offer or merger

The Trust also owns units in the Operating Partnership. Because the Trust, as well as the certain officers who own units, face different consequences than shareholders do, the Trust and those officers may have different objectives as to these transactions than shareholders do.

Certain aspects of our organization could have the effect of restricting or preventing a change of control of our Company, which could have an adverse effect on the price of our shares.

Our charter contains an ownership limit on shares.  To qualify as a REIT, five or fewer individuals cannot own, directly or indirectly, more than 50% in value of the outstanding shares of beneficial interest. To this end, the Trust’s Declaration of Trust, among other things, generally prohibits any holder of the Trust’s shares from owning more than 5% of the Trust’s outstanding shares of beneficial interest, unless that holder gets the consent from the Board of Trustees. This limitation could prevent the acquisition of control of the Company by a third party without the consent from the Board of Trustees.

We have a staggered board and certain restrictive nominating procedures.  The Board of Trustees has three classes of trustees. The term of office of one class expires each year. Trustees for each class are elected for three-year terms as that class’ term expires. The terms of the Class I, Class II and Class III trustees expire in 2007, 2008 and 2006, respectively. Any nominee for trustee must be selected under the nominating provisions contained in the Trust’s Declaration of Trust and Bylaws. The staggered terms for trustees and the nominating procedures may affect shareholders’ ability to take control of the Company, even if a change in control were in the shareholders’ interest.

Our charter requires a super-majority vote to remove our trustees.  Our Declaration of Trust provides that a trustee may only be removed upon the affirmative vote of holders of two-thirds of our outstanding shares of beneficial interest entitled to vote on the election of trustees. Vacancies may be filled by the Board of Trustees. This requirement may affect shareholders’ ability to take control of the Company, even if a change in control were in the shareholders’ interest.

The Company can issue preferred shares.  Our Declaration of Trust authorizes the Board of Trustees to establish the preferences and rights of any shares issued. The issuance of preferred shares could have the effect of delaying, making more difficult or preventing a change of control of the Company, even if a change in control were in the shareholders’ interest.

We have a poison pill.  Under the shareholder rights plan, rights are issued along with each of the Trust’s common shares. Holders of these rights can purchase, under certain conditions, a portion of a preferred share of beneficial interest, or receive common shares, or common shares of an entity acquiring us, or other consideration, having a value equal to twice the exercise price of the right. The exercise price of the right is $200. This arrangement is often called a “poison pill.” Our poison pill could have the effect of delaying or preventing a change of control of the Company, even if a change in control were in the shareholders’ interest.

There are limitations on acquisition of and changes in control pursuant to, and fiduciary protections of The Board under Maryland law.  The Maryland General Corporation Law (“MGCL”) contains provisions which are applicable to the Trust as if the Trust were a corporation. Among these provisions is a section, referred to as the “control share acquisition statute,” which eliminates the voting rights of shares acquired in quantities so as to constitute “control shares,” as defined under the MGCL. The MGCL also contains provisions applicable to us that are referred to as the “business combination statute,” which would generally limit business combinations between the Trust and any 10% owners of the Trust’s shares or any affiliate thereof. Further, Maryland law provides broad discretion to the Board with respect to its fiduciary duties in considering a change in control of our Company, including that the Board is subject to no greater level of scrutiny in considering a change in control transaction than with respect to any other act by the Board. Finally, the “unsolicited takeovers” provisions of the MGCL permit the Board, without shareholder approval and regardless of what is currently provided in our Declaration of Trust or Bylaws, to implement takeover defenses that our Company does not yet have, including: permitting only the Board to fix the size of the Board and permitting only the Board to fill a vacancy on the Board. All of these provisions may have the effect of inhibiting a third party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change in control of the Company under circumstances that otherwise could provide the holders of our securities with the opportunity to realize a premium over the then current market price.

Various factors out of our control could hurt the market value of our publicly traded securities.

General market conditions could worsen. The value of our publicly traded securities depends on various market conditions, which may change from time to time. In addition to general economic and market conditions and our particular financial condition and performance, the value of our publicly traded securities could be affected by, among other things, the extent of institutional investor interest in us and the market’s opinion of REITs in general and, in particular, REITs that own and operate properties similar to ours.

The market value of the equity securities of a REIT may be based primarily upon the market’s perception of the REIT’s growth potential and its current and future cash distributions, and may be secondarily based upon the real estate market value of the underlying assets. The failure to meet the market’s expectations with regard to future earnings and cash distributions likely would adversely affect the market price of publicly traded securities.

Rising market interest rates could make an investment in publicly traded securities less attractive. If market interest rates increase, purchasers of publicly traded securities may demand a higher annual yield on the price they pay for their securities. This could adversely affect the market price of publicly traded securities.

Transactions by the Trust or the Operating Partnership could adversely affect debt holders.

Except with respect to several covenants limiting the incurrence of indebtedness and a covenant requiring the Operating Partnership to maintain a certain unencumbered total asset value, our indentures do not contain any additional provisions that would protect holders of the Operating Partnership’s debt securities in the event of (i) a highly leveraged transaction involving the Operating Partnership, (ii) a change of control, or (iii) certain reorganizations, restructurings, mergers or similar transactions involving the Operating Partnership or the Trust.

Risks Relating to Forward-Looking Statements Which May Not Come True

The Private Securities Litigation Reform Act of 1995 provides us with a “safe harbor” for forward-looking statements we make. This means that we may not be liable to our shareholders if the projections we make about our future operations or performance do not come true. Certain materials that we have filed or will file with the SEC, and that we incorporate by reference in this Prospectus, contain forward-looking statements. When used throughout this report, the words “believes,” “anticipates,” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include projections about the performance of properties we acquire (including pro forma financial information that we file about those properties) and other business development activities. We may also make forward-looking statements about future capital expenditures, access to financing sources, the effects of regulations (including environmental regulations) and competition in our operations. These forward-looking statements involve important risks and uncertainties that could significantly affect our future results, which may not meet our expectations. Among other things, these risks and uncertainties could include the types of risks discussed in this “Risk Factors” section. Forward-looking statements indicate that assumptions have been used that are subject to a number of risks and uncertainties which could cause actual financial results or management plans and objectives to differ materially from those projected or expressed herein, including: the effect of national and regional economic conditions; rental demand; the Company’s ability to identify and secure additional properties and sites that meet its criteria for acquisition or development; the availability and cost of capital; and the effect of prevailing market interest rates; and other risks described in this “Risk Factors” section and the materials incorporated by reference in this Prospectus. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

THE COMPANY

Liberty Property Trust (the “Trust”) is a self-administered and self-managed Maryland real estate investment trust (“REIT”) that was formed to continue and expand the commercial real estate business of Rouse & Associates, a developer and manager of commercial real estate in the Southeastern, Mid-Atlantic and West Coast markets, founded in 1972. The Trust provides leasing, property management, acquisition, development, construction and design management and other related services to our portfolio of industrial and office properties.

On a consolidated basis, substantially all of the Trust’s assets are owned directly or indirectly by, and all of the Trust’s operations are conducted directly or indirectly by, Liberty Property Limited Partnership (the “Operating Partnership”). The Trust is the sole general partner and also is a limited partner of the Operating Partnership. Unless the context otherwise requires, as used in this prospectus, (i) the term “Operating Partnership” includes Liberty Property Limited Partnership and its subsidiaries (and, where the context indicates, its predecessor entities, Rouse & Associates, a Pennsylvania general partnership, and certain affiliated entities) and (ii) the term “Company” includes the Trust and the Operating Partnership.

The Company’s executive offices are located at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets.

SECURITIES OFFERED BY THIS PROSPECTUS

Equity Securities of the Trust

Using this prospectus, the Trust may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering:

•	common shares of beneficial interest, $0.001 par value

•	preferred shares of beneficial interest, $0.001 par value

•	warrants to purchase preferred shares

•	warrants to purchase common shares

•	guaranties of debt securities issued by the Operating Partnership

The Trust’s preferred shares may, at the option of the Trust, be issued in the form of depositary shares evidenced by depositary receipts, and may be convertible into or exchangeable for common shares or other securities of the Trust or the Operating Partnership.

The common shares, preferred shares, depositary shares, warrants to purchase common shares and preferred shares and any guaranties of the debt securities issued by the Operating Partnership are sometimes referred to in this prospectus, collectively, as “Trust Securities.”

Debt Securities of the Operating Partnership

Using this prospectus, the Operating Partnership may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering, its debt securities, which may consist of

•	debentures

•	notes

•	other evidences of indebtedness

These debt securities may have one or more of the following characteristics:

•	they may represent secured or unsecured obligations of the Operating Partnership

•	they may be either senior or subordinated

•	they may have the benefit of conditional or unconditional guaranties of the Trust

•	they may be convertible into or exchangeable for common shares, preferred shares, units of limited partnership interest of the Operating Partnership (“Units”) and other Securities.

The Debt Securities and Units are referred to in this prospectus, together with Trust Securities, as “Securities.”

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, the net proceeds, if any, from the sale of the Securities offered by this prospectus will be used for general corporate purposes. These purposes may include, among other things, the following:

•	the acquisition or development of properties or other assets

•	the repayment of indebtedness.

At the date of this prospectus, we do not consider any specific material proposed purchases of properties or other assets to be probable of completion. If, as of the date of any prospectus supplement, we have identified any probable purchases, we will describe these purchases in the prospectus supplement. The amount of Securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those Securities, will depend upon our funding requirements. If we elect at the time of an issuance of Securities to make different or more specific use of proceeds than described in this section, that use will be described in the prospectus supplement.

CERTAIN RATIOS

Our ratios of earnings to fixed charges for the three months ended March 31, 2005 and the years ended December 31, 2004, 2003, 2002, 2001 and 2000 were 2.20, 2.20, 2.22, 2.18 and 2.29, respectively. Our ratios of earnings to combined fixed charges and preferred share dividends for the three months ended March 31, 2005 and the years ended December 31, 2004, 2003, 2002, 2001 and 2000 were 2.04, 2.02, 2.03, 1.91 and 1.91, respectively.

The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by fixed charges and by combined fixed charges and preferred share dividends, respectively. For the purpose of these computations, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations before minority interest and before the difference between income from investment in unconsolidated subsidiaries and distributions from unconsolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of deferred financing costs.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under a senior indenture or a subordinated indenture (these indentures are sometimes referred to together as the “Indentures”). The Indentures are by and between the Operating Partnership and a Trustee, and are in the forms that have been filed as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to the terms of amendments or supplements which may be entered into from time to time. Any amendments or supplements to the Indentures will be filed with the Commission as exhibits to or incorporated by reference in the registration statement.

The following summaries of certain provisions of the Indentures are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions in the Indentures of certain terms. To the extent applicable to any particular series of Debt Securities, the terms that are capitalized, but not defined, in this prospectus shall have the respective meanings given to them in the Indenture applicable to those Debt Securities. Whenever defined terms or whole sections of the Indentures are summarized in this prospectus or in a prospectus supplement, it is intended, unless otherwise noted, that those defined terms shall be incorporated in this prospectus or in the prospectus supplement by reference. See “Special Terms Relating to Subordinated Debt Securities.” Except as otherwise indicated, each reference to a section contained in this prospectus is to that section of each of the Indentures.

The following describes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the Debt Securities so offered, will be described in the prospectus supplement relating to those Debt Securities. The Operating Partnership is referred to as the “Issuer” for purposes of the following summary.

The Issuer’s rights and the rights of its creditors, including the holders of the Debt Securities offered pursuant to this prospectus, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except, subject to certain limitations, to the extent that the Issuer may itself be a creditor with recognized claims against the subsidiary.

General

The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued under the Indentures, and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct obligations, secured or unsecured, of the Issuer. The Senior Debt Securities issued under the senior indenture will rank on a parity with all other unsubordinated indebtedness of the Issuer. The Subordinated Debt Securities issued under the subordinated indenture will be subordinated and junior in right of payment to all Senior Indebtedness of the Issuer, to the extent and in the manner described in the subordinated indenture.

Reference is made to the prospectus supplement relating to the particular series of Debt Securities offered under that prospectus supplement for the following terms, to the extent applicable:

•	the title and series of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the price or prices at which the Debt Securities will be issued, which will be expressed as a percentage of the aggregate principal amount of the Debt Securities;

•	the date or dates on which the Debt Securities will mature, or the method or methods, if any, by which the date or dates shall be determined;

•	the annual rate or rates, either fixed or variable, at which the Debt Securities will bear interest, if any, or the method or methods, if any, by which the rate or rates are to be determined;

•	the date or dates from which interest, if any, on the Debt Securities will accrue or the method or methods, if any, by which the date or dates are to be determined, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the Regular Record Dates for these Interest Payment Dates, if any;

•	the dates, if any, on which, and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Issuer or otherwise, and the other detailed terms and provisions of any such sinking fund or purchase fund;

•	the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Issuer, the holder thereof or otherwise, and the other detailed terms and provisions of such optional redemption;

•	the extent to which any of the Debt Securities will be issuable in temporary or permanent global form with or without coupons and, if so, the identity of the depositary for this global Debt Security, and the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

•	the denomination or denominations in which the Debt Securities are authorized to be issued;

•	whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on the issuance or conversion of the bearer Debt Securities, including as to exchange for registered Debt Securities of the same series;

•	information with respect to book-entry procedures;

•	whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below);

•	the place or places where, subject to the terms of the related Indenture, the principal of and interest on, and any other applicable amounts payable in respect of, the Debt Securities shall be payable, and where the Debt Securities may be presented for registration of transfer, exchange or conversion and where notices or demands to or upon the Issuer in respect of the Debt Securities may be served;

•	the currencies or currency units in which the Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of the Debt Securities will be payable;

•	whether the amount of payments of principal of, and interest and additional amounts, if any, on the Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which these amounts shall be determined;

•	whether the Issuer or a holder may elect payment of the principal of or interest on the Debt Securities in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, this election may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which the Debt Securities are to be so payable;

•	the identity of the Trustee, and if other than the applicable Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent and the designation of the initial Exchange Rate Agent, if any;

•	if applicable, the defeasance of certain obligations by the Issuer pertaining to the Debt Securities;

•	the person to whom any interest on any registered Debt Security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture;

•	whether and under what circumstances the Issuer will pay additional amounts (the term “interest,” as used in this prospectus, shall include such additional amounts) on the Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the related Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem the Debt Securities rather than pay these additional amounts (and the terms of any such option);

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to any of the Debt Securities, whether or not these Events of Default or Covenants are consistent with Events of Default or Covenants set forth in the Indenture;

•	whether the Debt Securities shall be convertible into or exchangeable for other Securities and, if so, the terms of any such conversion or exchange and the terms of these other Securities;

•	any other terms of the series, which will not be inconsistent with the provisions of the applicable Indenture; and

•	the terms of any guaranties, which may be conditional. The prospectus supplement relating to any particular guaranty offered by that prospectus supplement will include any additional terms of the guaranty, including the rank in priority and any covenants applicable to the guaranty.

Debt Securities may be issued as “Original Issue Discount Securities” to be sold at a discount below their principal amount. This discount may be substantial. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the Debt Security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of that Original Issue Discount Security. All material federal income tax, accounting and other considerations applicable to that Original Issue Discount Security will be described in the prospectus supplement relating thereto.

Except as described below under “Merger, Consolidation or Sale” or as indicated in the applicable prospectus supplement, the Indentures do not contain any provisions that would limit the ability of the Issuer to incur indebtedness or that would afford holders of Debt Securities protection in the event of:

•	a highly leveraged or similar transaction involving the Issuer, the Trust as the sole general partner of the Issuer or any affiliate of either such party;

•	a change of control of the Company; or

•	a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of Debt Securities.

However, certain restrictions on the ownership and transfer of the common shares and the preferred shares designed to preserve the Trust’s status as a REIT may act to prevent or hinder a change of control. The Issuer and its management have no present intention of engaging in a transaction which would result in the Issuer being highly leveraged or that would result in a change of control.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form.

Debt Securities issued in bearer form shall have interest coupons attached, unless issued as Original Issue Discount Securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than through offices, located outside the United States, of certain United States financial institutions.

As used in this prospectus, “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement relating to the offering of the Debt Securities in bearer form.

Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer, exchange or conversion of the Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Unless otherwise described in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, transfer of the Debt Securities will be registerable, and, if applicable, any Convertible Debt Securities (as defined below) will be convertible, at the office or agency of the Issuer maintained for that purpose, as the Issuer may designate from time to time. Alternatively, at the option of the Issuer, payments of interest may be made by check mailed to the address appearing in the Security Register (as defined below) of the person in whose name the registered Debt Security is registered at the close of business on the applicable Regular Record Date(s).

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on, Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at the office outside the United States as specified in the prospectus supplement and as the Issuer may designate from time to time. These payments may be made, at the option of the holder, either by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to the applicable Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Merger, Consolidation or Sale

The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any of these events:

(i) either the Issuer shall be the continuing entity, or the successor entity shall be an entity organized and existing under the laws of the United States or a State thereof. In the latter case, the successor entity shall expressly assume:

•	the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest on, all of any series of Debt Securities, according to their tenor; and

•	the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by the Issuer.

These assumptions shall be made by supplemental indenture, complying with the provisions of the Indentures relating to supplemental indentures, satisfactory to the Trustee, executed and delivered to the Trustee by the successor entity;

(ii) immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result of the transaction as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) an officer’s certificate and legal opinion covering these conditions shall be delivered to the Trustee (Sections 801 and 803).

Certain Covenants

The Indentures contain various covenants including the following:

Existence.  Except as described under “Merger, Consolidation or Sale,” above, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by partnership agreement and statute) and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the Holders of Debt Securities (Section 1005).

Maintenance of Properties.  The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of these properties, all as in the judgment of the Issuer may be necessary so that the business carried on in connection with these properties may be properly and advantageously conducted at all times; provided, however, that the Issuer and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business (Section 1006).

Insurance.  The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder’s rating of not less than A-V (Section 1007).

Payment of Taxes and Other Claims.  The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Issuer has set apart and maintains an adequate reserve (Section 1008).

Provision of Financial Information.  Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Issuer were so subject (the “Financial Information”), such documents to be filed with the Commission on or prior to the required filing dates by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer also will in any event:

(i) within 15 days of the applicable required filing date:

•	transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to these Holders, copies of the Financial Information; and

•	file with the Trustee copies of the Financial Information, and

(ii) if filing these documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of these documents to any prospective Holder (Section 1009).

As used in the Indentures and the description thereof in this prospectus:

“Security Register” means a register maintained at a place of payment for the registration and transfer of the Debt Securities.

“Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. Liberty Property Development Corp., Liberty Property Development Corp.-II, Liberty Development Corp.-III, Liberty 2001 Corp. and Liberty UK Development Corp. are Subsidiaries for purposes of this definition. For the purposes of this definition, “voting stock” means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Additional Covenants and/or Modification to the Covenants Described Above

Any additional covenants of the Issuer and/or modifications to the covenants described above with respect to any Debt Securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be described in the applicable Indenture or an applicable supplemental indenture and described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

When used in the Indenture, the term “Event of Default” means, whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, any one of the following events:

•	default in the payment of any interest upon any series of Debt Securities when such interest becomes due and payable, and continuance of this default for a period of 30 days;

•	default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;

•	default in the performance, or breach, of any covenant or warranty of the Issuer in the Indentures with respect to any Debt Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the relevant section of the Indentures specifically dealt with), and continuance of this default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the affected series of Debt Securities, a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

•	default under any bond, debenture, note or other evidence of indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer under which there may be issued or by which there may be secured any indebtedness of the Issuer (or by any Subsidiary of the Issuer, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor on a full recourse basis), whether this indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $10,000,000 of this indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the outstanding Debt Securities, a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under the Indenture; or

•	certain events of bankruptcy, insolvency or reorganization (Section 501).

If an Event of Default under the Indentures with respect to any series of Debt Securities at the time outstanding occurs and is continuing (other than Events of Default arising in connection with certain events of bankruptcy, insolvency or reorganization), then in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Debt Securities of the series may declare the principal amount and premium (if any) and accrued interest on all the Debt Securities of such series to be due and payable immediately by written notice thereof to the Issuer (and to the Trustee if given by the Holders).

However, at any time after such a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding Debt Securities of the affected series may rescind and annul such declaration and its consequences if (a) the Issuer shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default with respect to the Debt Securities of such series, other than the non-payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. In the event of a declaration of acceleration because an Event of Default as described in the fourth item of the preceding list has occurred and is continuing, such declaration shall be automatically rescinded and annulled if the default triggering such Event of Default (along with any other defaults caused thereby) shall be remedied or cured by the Issuer or its relevant Subsidiary or waived by the holders of such indebtedness within 60 days after such declaration of acceleration. Upon the occurrence of an Event of Default arising in connection with certain events of bankruptcy, insolvency or reorganization, the principal of, premium, if any, and accrued interest on all Debt Securities of such series then outstanding shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder (Section 502).

The Trustee will be required to give notice to the Holders of the Debt Securities of the affected series within 90 days of the occurrence of a default under the Indentures unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of the Debt Securities of the affected series of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series) if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of such notice is in the interest of such Holders; provided, that in the case of any default or breach of a covenant or warranty under the Indentures as described in the third item of the preceding list, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For purposes of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default under the Indentures with respect to the Debt Securities of such series (Section 601).

The Indentures provide that no Holder of Debt Securities may institute any proceedings, judicial or otherwise, with respect to the Indentures or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of any series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of the affected series on the respective due dates thereof (Section 508).

Defaults (except a default in the payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of any series or default with respect to a covenant or provision which cannot be modified under the terms of the Indentures without the consent of each Holder affected) may be waived by the Holders of not less than a majority of principal amount of the then outstanding Debt Securities of the affected series, upon the conditions provided in the Indentures (Section 513).

Subject to provisions in the Indentures relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless these Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of the Debt Securities of the affected series not joining therein and the Trustee may take any other action it deems proper not inconsistent with such direction (Section 512).

Within 120 days after the close of each fiscal year, the Issuer will be required to deliver to the Trustee a certificate, signed by one of several specified officers of the Issuer, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status thereof (Section 1010).

Modification of the Indenture

Modifications and amendments of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all of the Debt Securities issued under that Indenture. In addition, the Holders of not less than a majority in principal amount of the Debt Securities have the right to waive compliance by the Issuer with certain covenants in the Indentures. However, no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby:

•	change the stated maturity of the principal of (or premium or Make-Whole Amount, if any, on), or any installment of interest on, any such Debt Security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of Debt Securities, or adversely affect any right of repayment of the Holder of any Debt Securities;

•	change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the Debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities on or after the stated maturity of the Debt Securities;

•	reduce the above-stated percentage in principal amount of outstanding Debt Securities the consent of whose Holders is necessary to modify or amend the Indenture, for any waiver with respect to the Debt Securities, or to waive compliance with certain provisions of the Indentures or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions of the Indentures may not be modified or waived without the consent of the Holder of each Debt Security of all series under both Indentures (Section 902).

•	make any Debt Securities payable in money other than that stated in the definitive notes representing those Debt Securities

•	make any change that adversely affects the right to convert or exchange any Convertible Debt Securities

•	make any change to the provisions of either of the Indentures regarding subordination and seniority of the Debt Securities that adversely affects the rights of any Holders of Debt Securities outstanding under that Indenture.

Modifications and amendments of each of the Indentures are permitted to be made by the Issuer and the Trustee without the consent of any Holder for any of the following purposes:

•	to evidence the succession of another person to the Issuer as obligor under the Indenture;

•	to add to the covenants of the Issuer for the benefit of the Holders of Debt Securities or to surrender any right or power conferred upon the Issuer in the Indenture;

•	to add Events of Default for the benefit of the Holders of Debt Securities;

•	to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect;

•	to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when the outstanding Debt Securities are not entitled to the benefit of such provision;

•	to secure the Debt Securities;

•	to establish the form or terms of the Debt Securities and any related coupons as permitted by the Indenture;

•	to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities or facilitate the administration of the trust under the Indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action is not inconsistent with the provisions of the Indenture and shall not adversely affect the interests of Holders of Debt Securities in any material respect; or

•	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of Debt Securities, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect (Section 901).

Each of the Indentures contain provisions for convening meetings of the Holders of the Debt Securities of any series (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Issuer or the Holders of at least 10% in principal amount of the outstanding Debt Securities of that series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security of such series affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specific percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of the Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons entitled to vote such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, each of the Indentures provides that if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or the Holders of such series and the other series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

The Issuer will be permitted under each of the Indentures to discharge certain obligations to the Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in the currency in which the Debt Securities of that series are payable in an amount sufficient to pay the entire indebtedness on the Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit, if the Debt Securities have become due and payable, or to the stated Maturity Date or redemption date, as the case may be.

Each of the Indentures will also provide that the Issuer may elect either:

•	to defease and be discharged from any and all obligations with respect to any series of Debt Securities other than the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust (“defeasance”) (Section 1402); or

•	to be released from its obligations with respect to that series of Debt Securities under certain sections of Article Ten of the Indenture relating to limitations on the incurrence of Debt, maintenance of Unencumbered Total Asset Value, existence of the Issuer, maintenance of the Issuer’s properties, insurance, payment of taxes and other claims and provision of financial information.

In either case, any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities (“covenant defeasance”) (Section 1403), so long as, in either case, the Issuer irrevocably deposits with the Trustee, in trust, of an amount, in the currency in which the affected Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the affected Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and this opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture (Section 1404).

“Government Obligations” means securities which are: (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

In the event the Issuer effects covenant defeasance with respect to any Debt Securities and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in the third item listed under “Events of Default, Notice and Waiver” with respect to certain specified sections of Article Ten of the Indentures (which sections would no longer be applicable to those Debt Securities as a result of such covenant defeasance) the amount in such currency in which those Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on those Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on those Debt Securities at the time of the acceleration resulting from the Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

Outstanding Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, in determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under an Indenture:

•	the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for these purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of the Original Issue Discount Security as of the date of such determination;

•	the principal amount of any Indexed Security shall be the principal face amount of the Indexed Security determined on the date of its original issuance; and

•	any Debt Security owned by the Issuer or any obligor on such Debt Security, or any Affiliate of the Issuer or such other obligor, shall be deemed not to be outstanding.

Special Terms Relating to Subordinated Debt Securities

Upon any distribution of assets of the Issuer resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Issuer to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Issuer may recover more, ratably, than holders of Subordinated Debt Securities.

The prospectus supplement relating to any Subordinated Debt Securities will describe the aggregate amount of Senior Indebtedness outstanding as of the most recent date practicable and any limitations on the issuance of additional Senior Indebtedness. As of the date of this prospectus, there is no limitation on the amount of Senior Indebtedness that may be issued by the Trust or the Operating Partnership.

Conversion or Exchange

The holders of Debt Securities of a specified series that are convertible into or exchangeable for other Securities (“Convertible Debt Securities”) will be entitled at certain times specified in the prospectus supplement relating to those Convertible Debt Securities, subject to prior redemption, exchange, repayment or repurchase, to convert or exchange any Convertible Debt Securities of that series into such other Securities, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment and to such other terms as are set forth in that prospectus supplement. Any such conversion or exchange of Convertible Debt Securities will be further subject to the applicable terms and conditions set forth in the applicable Indenture, as supplemented or amended from time to time.

Optional Redemption

Except as otherwise provided in the applicable prospectus supplement, the Debt Securities of any series may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of: (i) the principal amount of the Debt Securities being redeemed plus accrued interest thereon to the redemption date; and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Debt Securities (the “Redemption Price”).

If notice of redemption has been given as provided in the applicable Indenture and funds for the redemption of any Debt Securities called for redemption shall have been made available on the redemption date referred to in such notice, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Debt Securities from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such Debt Securities in accordance with such notice.

Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the security register for the Debt Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and principal amount of the Debt Securities held by such Holder to be redeemed.

If all or less than all of the Debt Securities of any series are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or any shorter period that is satisfactory to the Trustee) of the aggregate principal amount of Debt Securities to be redeemed, if less than all of the Debt Securities of any series are to be redeemed, and their redemption date. If less than all of the Debt Securities of any series are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the Debt Securities of such series to be redeemed.

Neither the Issuer nor the Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Securities, or portion thereof, called for redemption, except the unredeemed portion of any Debt Securities being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Securities that have been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Securities not to be so repaid (Section 305).

As used herein:

“Make-Whole Amount” means, in connection with any optional redemption of any Debt Securities, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the Debt Securities being redeemed.

“Reinvestment Rate” means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the “Treasury Yield”), plus 0.25%, unless such percentage is otherwise provided in the applicable prospectus supplement. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading “Week Ending” for “U.S. Government Securities — Treasury Constant Maturities” with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

Global Debt Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the depositary for that global Debt Security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or any such nominee to a successor of that depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of global Debt Securities, and certain limitations and restrictions relating to a series of bearer global Debt Securities, will be described in the prospectus supplement relating to that series.

Book-Entry System

Certain series of Debt Securities may be represented by a single fully registered note in book-entry form, or global note, registered in the name of a nominee of The Depository Trust Company (“DTC”). The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and transfers in the global notes. Upon issuance, each series of Debt Securities that is represented by a global note will be issued only in the form of a global note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for Debt Securities of the appropriate series in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole by: (i) DTC to a nominee of DTC; (ii) a nominee of DTC to DTC or another nominee of DTC; or (iii) DTC or any such nominee to a successor or a nominee of that successor.

Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC for that global note (“participants”) or persons that may hold interests through participants. Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the Debt Securities represented by the global note beneficially owned by those participants. Ownership of beneficial interests in these global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by that global note for all purposes under the Indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have Debt Securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of those Debt Securities in certified form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the Indenture. The Issuer understands that under existing industry practices, if the Issuer requests any action of Holders or if an owner of a beneficial interest in a global note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal and interest payments on interests represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner of that global note. None of the Issuer, the Trustee or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

The Issuer expects that DTC, upon receipt of any payment of principal or interest in respect of a global note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global note as shown on the records of DTC. The Issuer also expects that payments by participants to owners of beneficial interests in the global notes held through these participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.

If DTC is at any time unwilling or unable to continue as depositary for Debt Securities represented by a global note and the Issuer fails to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such Debt Securities in definitive from in exchange for the global notes. Any Debt Securities issued in definitive form in exchange for the global notes will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

DTC has advised the Issuer of the following information regarding DTC. DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DESCRIPTION OF GUARANTIES

The Trust may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guaranty and the indenture or supplement thereto. In case of the failure of the Operating Partnership punctually to pay any principal, premium or interest on any guaranteed debt security, the Trust will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guaranty, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note.

DESCRIPTION OF PREFERRED SHARES

General

The rights, preferences, privileges and restrictions of the preferred shares in respect of which this prospectus is delivered shall be described in the prospectus supplement relating to those preferred shares.

Among the terms of the preferred shares which may be specified in the related prospectus supplement are the following:

•	the annual dividend rate, if any, or the means by which the dividend rate may be calculated, including without limitation the possibility that the rate of the dividends may bear an inverse relationship to some index or standard;

•	the date or dates from which dividends shall accrue and the date or dates on which dividends shall be paid and whether dividends shall be cumulative;

•	the price at which and the terms and conditions on which the series of preferred shares described in the prospectus supplement may be redeemed, including the period of time during which the shares may be redeemed, any premium to be paid over and above the par value of the preferred shares, and whether and to what extent accumulated dividends on the preferred shares will be paid upon the redemption of the shares;

•	the liquidation preference, if any, over and above the par value of the preferred shares and whether and to what extent the holders of the shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Trust;

•	whether the preferred shares shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of the retirement or sinking fund;

•	the terms and conditions, if any, on which the preferred shares may be convertible into, or exchangeable for, shares of any other class or classes of equity interests in the Trust, including the price or rate of conversion or exchange and the method for effecting the conversion or exchange, provided that no preferred shares will be convertible into shares of a class that has superior rights or preferences as to dividends or distribution of assets of the Trust upon the voluntary or involuntary dissolution or liquidation of the Trust;

•	a description of the voting rights, if any, of the preferred shares; and

•	other preferences, rights, qualifications or restrictions or material terms of the preferred shares.

The Maryland Real Estate Investment Trust Law and the Trust’s Declaration of Trust provide that no shareholder shall be personally liable for any obligation of the Trust. The Trust’s Declaration of Trust and By-laws further provide that the Trust shall indemnify each shareholder against any claim or liability to which the holder may become subject by reason of being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal or other expenses reasonably incurred by the holder in connection with any such claim or liability. It should be noted, however, that with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent that these claims are not satisfied by the Company. Because the Company will carry public liability insurance in amounts that it considers adequate, any risk of personal liability to shareholders will be limited to situations in which the Company’s assets, together with its insurance coverage, would be insufficient to satisfy the claims against the Company and the shareholders, or in which the claim is not covered by the Company’s liability insurance policies.

The description of the foregoing provisions of the preferred shares as set forth in the related prospectus supplement is only a summary, is not complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to the Trust’s Declaration of Trust relating to that series of preferred shares. In connection with any offering of preferred shares, the Articles Supplementary will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

Rank

Unless otherwise specified in the applicable prospectus supplement, each series of preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank:

•	senior to all classes or series of common shares, and to all equity securities ranking junior to that series of preferred shares;

•	on a parity with all equity securities issued by the Trust the terms of which specifically provide that those equity securities rank on a parity with that series of preferred shares; and

•	junior to all equity securities issued by the Trust the terms of which specifically provide that those equity securities rank senior to that series of preferred shares.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends, or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear in the shareholder records of the Trust at the close of business on the record dates as shall be fixed by the Board of Trustees.

Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of preferred shares for which dividends are non-cumulative, then the holders of that series of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and the Trust will have no obligation to pay the dividend accrued for that period, whether or not dividends on the series are declared payable on any future dividend payment date.

Unless otherwise specified in the prospectus supplement, if any preferred shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital shares of the Trust of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of that series for any period unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the preferred shares of that series for all past dividend periods and the then current dividend period or (ii) if the series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred shares of that series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of that series, all dividends declared upon preferred shares of that series and any other series of preferred shares ranking on a parity as to dividends with the preferred shares shall be declared pro rata so that the amount of dividends declared per share of preferred shares of that series and the other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of that series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) and the other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other capital shares ranking junior to the preferred shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the common shares, or any other capital shares of the Trust ranking junior to or on a parity with the preferred shares of that series as to dividends or upon liquidation, nor shall any common shares, or any other capital shares of the Trust ranking junior to or on a parity with the preferred shares of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other capital shares of the Trust ranking junior to the preferred shares of that series as to dividends and upon liquidation).

Redemption

If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at the option of the Trust, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of those preferred shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of capital shares of the Trust, the terms of those preferred shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares shall automatically and mandatorily be converted into the applicable capital shares of the Trust pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on all preferred shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends of the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no preferred shares of any series shall be redeemed unless all outstanding preferred shares of that series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series. In addition, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any preferred shares of that series (except by conversion into or exchange for capital shares of the Trust ranking junior to the preferred shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on the share transfer books of the Trust. Each notice shall state:

•	the redemption date;

•	the number and series of preferred shares to be redeemed;

•	the place or places where the preferred shares are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.

If fewer than all of the preferred shares of any series are to be redeemed, the notice mailed to each holder of shares of that series shall also specify the number of preferred shares to be redeemed from that holder. If notice of redemption of any preferred shares has been given and if the funds necessary for redemption have been set aside by the Trust from and after the redemption date dividends will cease to accrue on those preferred shares, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of capital shares of the Trust ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of each series of preferred shares shall be entitled to receive out of the assets of the Trust legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Trust ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

Voting Rights

Holders of preferred shares will not have any voting rights except as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating to that series. These terms will include the number of common shares into which the preferred shares are convertible, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that series of preferred shares.

Shareholder Liability

As discussed above under “Description of Preferred Shares — General,” applicable Maryland law provides that no shareholder, including holders of preferred shares, shall be personally liable for the acts and obligations of the Trust and that the funds and property of the Trust shall be the only recourse for such acts or obligations.

Restrictions on Ownership

For the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), the issued and outstanding common shares and preferred shares (together, the “Shares”), taken as a whole, must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of the issued and outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include as one individual certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the Board of Trustees believes it is essential for the Trust to continue to qualify as a REIT, the Trust’s Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the “Ownership Limit”) of the number or value of the issued and outstanding Shares. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service (the “IRS”), an opinion of counsel, or other evidence satisfactory to the Board of Trustees, and upon any other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Board of Trustees may require any opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Any transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

Any purported transfer of Shares that would (i) result in a person owning Shares in excess of the Ownership Limit, (ii) cause the Trust to become “closely held” under Section 856(h) of the Code or (iii) cause the Shares to be owned by fewer than 100 persons and is not otherwise permitted as provided above will result in those of the transferred Shares which cause any of the events in clauses (i) through (iii) above to occur to become excess shares (“Excess Shares”), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(A) and 170(c) of the Code (“Charitable Beneficiary”). While these Excess Shares are held in trust, the Trust, in its capacity as trustee, will be deemed to have an irrevocable proxy to vote the Excess Shares for the benefit of the Charitable Beneficiary and will hold any dividends payable with respect to the Excess Shares in trust for the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares may be retransferred by the Trust, in its capacity as trustee, to any person (if the Excess Shares would not be Excess Shares in the hands of such person). If such a transfer is made, the interest of the Charitable Beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the Charitable Beneficiary. The intended transferee would receive the lesser of (1) the price paid by the intended transferee or, if the intended transferee did not give value for such Excess Shares (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the purported transfer that resulted in the Excess Shares and (2) the price per share received by the trustee from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the Charitable Beneficiary. In addition, Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the Shares on the date the Trust exercises its right to purchase. Fair market value shall be the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of the Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares may be traded, or if not then traded over any exchange or quotation system, then the fair market value of such Shares on the relevant date as determined in good faith by the Board of Trustees. The Trust’s right to purchase may be exercised during the 90 day period beginning immediately after the later of the date of the purported transfer which resulted in the Excess Shares and the date the Board of Trustees determines in good faith that such a transfer has occurred. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to these Shares except the right to payment of the purchase price for the Shares on the retransfer of Shares as provided above and except for certain distributions upon liquidation. Any dividends or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that the Shares have been transferred in violation of the provisions of the Trust’s Declaration of Trust shall be repaid to the Trust upon demand. Any dividends so disgorged will then be paid over to the trustee and held in trust for the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void or inval id by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold these Excess Shares on behalf of the Trust.

All certificates representing Shares will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 0.5% and 5.0%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give a written notice to the Trust by January 31 of each year. In addition, each shareholder shall be required upon demand to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Registrar and Transfer Agent

The Registrar and Transfer Agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

The Trust may, at its option, elect to offer fractional preferred shares, rather than full preferred shares. In the event this option is exercised, the Trust will issue receipts for depositary shares, each of which would represent a fractional interest of a preferred share of a particular series. The Trust will deposit preferred shares represented by depositary shares under a separate deposit agreement among the Trust, a preferred share depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a preferred share represented by the depositary share, all the rights and preferences of the preferred shares represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Trust issues and delivers preferred shares to a preferred share depositary, the preferred share depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred shares to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred shares is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and the Trust approves, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Shares

Unless the Trust has previously called the underlying preferred shares for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional preferred shares of the underlying series of preferred shares together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred shares represents more preferred shares than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever the Trust redeems preferred shares held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the underlying preferred shares. If the Trust intends to redeem less than all of the underlying preferred shares, the Trust and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by the Trust that preserves its REIT status.

On the redemption date:

•	all dividends relating to the preferred shares called for redemption will cease to accrue;

•	the Trust and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Shares

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred shares have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the number of preferred shares represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of the Trust’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred shares represented by the depositary share.

Conversion of Preferred Shares

Depositary shares will not themselves be convertible into common shares or any other securities or property of the Trust. However, if the underlying preferred shares are convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred shares represented by their depositary shares into whole common shares, other preferred shares of the Trust or other shares of beneficial interest, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, the Trust will convert the preferred shares using the same procedures as those provided for delivery of preferred shares. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. The Trust will not issue fractional common shares upon conversion. If a conversion will result in the issuance of a fractional share, the Trust will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The Trust and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, the Trust and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred shares.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred hares and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

The Trust may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:

•	the termination is necessary to preserve the Trust’s REIT status; or

•	a majority of each series of preferred shares affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional preferred shares and any other property represented by the depositary shares. If the Trust terminates a deposit agreement to preserve its status as a REIT, then the Trust will use its best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange.

In addition, a deposit agreement will automatically terminate if:

•	the Trust has redeemed all underlying preferred shares subject to the agreement;

•	a final distribution of the underlying preferred shares in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each of the underlying preferred shares has been converted into other shares of beneficial interest of the Trust not represented by depositary shares.

Charges of a Preferred Share Depositary

The Trust will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, the Trust will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to the Trust notice of its election to resign. The Trust may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. The Trust will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from the Trust with respect to the underlying preferred shares.

Neither the depositary nor the Trust will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Trust and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred shares, gross negligence or willful misconduct. Neither the Trust nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred shares unless they are furnished with satisfactory indemnity.

The Trust and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from the Trust and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from the Trust.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

The Trust may issue separately, or together with any preferred shares or common shares offered by any prospectus supplement, warrants for the purchase of other preferred shares or common shares. The warrants may be issued under warrant agreements to be entered into between the Trust and a bank or trust company, as warrant agent, or may be represented by certificates evidencing the warrants, all as set forth in the prospectus supplement relating to the particular series of warrants. The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the warrant agreement are summarized in this prospectus or in a prospectus supplement, it is intended that such defined terms shall be incorporated in this prospectus or in that prospectus supplement by reference. In connection with any offering of warrants, any related warrant agreement or a form of any related warrant certificate will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

General

The prospectus supplement relating to the particular series of warrants offered by that prospectus supplement will describe the terms of the offered warrants, any related warrant agreement and any related warrant certificate, including the following, to the extent applicable:

•	if the warrants are offered for separate consideration, the offering price and the currency for which warrants may be purchased;

•	if applicable, the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the preferred shares purchasable upon exercise of preferred shares warrants and the price at which that number of preferred shares may be purchased upon exercise;

•	if applicable, the number of common shares purchasable upon exercise of common shares warrants and the price at which that number of common shares may be purchased upon exercise;

•	the date, if any, on and after which the offered warrants and the related preferred shares and/or common shares will be separately transferable;

•	the date on which the right to exercise the offered warrants shall commence and the expiration date of those rights;

•	a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the warrants or to any Securities purchasable upon the exercise of the warrants;

•	whether the offered warrants represented by warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	any applicable book-entry provisions; and

•	any other terms of the offered warrants.

Warrant certificates will be exchangeable on the terms specified in the related prospectus supplement for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the applicable warrant agent or any other office indicated in the prospectus supplement relating thereto.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the preferred shares or common shares purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the preferred shares or common shares, respectively, purchasable upon exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the referenced number of preferred shares or common shares, as the case may be, at the exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to that warrant, by payment of the exercise price in full in the currency and in the manner specified in that prospectus supplement. Warrants may be exercised at any time up to the close of business on the applicable expiration date (or such later date to which that expiration date may be extended by the Trust); unexercised warrants will become null and void.

Upon receipt at the corporate trust office of the applicable warrant agent or any other office indicated in the related prospectus supplement of (a) payment of the exercise price and (b) the warrant certificate properly completed and duly executed, the Trust will, as soon as practicable, forward the preferred shares or common shares purchasable upon such exercise to the holder of the warrant. If less than all of the warrants represented by the tendered warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

FEDERAL INCOME TAX CONSIDERATIONS
WITH RESPECT TO THE TRUST AND THE OPERATING PARTNERSHIP

The following summary of the material federal income tax considerations with respect to the Trust and the Operating Partnership regarding the offering of securities is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the securities will vary depending on the terms of the specific securities acquired or held by such holder as well as such holder’s particular situation, and this summary is addressed only to holders that hold securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, persons holding a position in a hedging transaction, regulated investment companies and pension funds) who are subject to special treatment under the federal income tax laws.

EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES AND OF THE TRUST’S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

General.  We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurance can be given that we have operated in a manner so as to qualify as a REIT or will continue to operate in a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depends upon our continuing ability to meet, through periodic operating results, specified levels of distributions to our shareholders, a specified diversity of share ownership and other qualification tests imposed under the Code on REITs, some of which are summarized below. While we intend to operate so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. See the section “Failure to Qualify” in this prospectus on page 61.

In the opinion of Wolf, Block, Schorr and Solis-Cohen LLP (“Tax Counsel”), commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code and our proposed method of operation and that of our Operating Partnership (and its subsidiary Property Partnerships, as discussed below) will enable us to continue to meet the requirements for qualification and taxation as a REIT. Tax Counsel’s opinion is based on various assumptions and is conditioned upon a series of representations made by us and our Operating Partnership as to factual matters, including representations regarding the nature of our income and assets and the past, present and future conduct of our business operations. Unlike an IRS tax ruling or court decision, an opinion of counsel is not binding upon the IRS and no assurance can be given that the IRS will not challenge our qualification as a REIT. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code. Tax Counsel will not review our compliance with the various REIT qualification tests on a periodic or continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See the section “Failure to Qualify” in this prospectus on page 61.

The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on an amount of our net income equal to the amount of our distributions to shareholders with respect to the taxable year. This treatment substantially eliminates the “double taxation” (taxation at both the entity and shareholder levels) that generally results from an investment in an entity taxable as a corporation. If we do not qualify as a REIT, we would be taxed at regular income tax rates applicable to corporations on all of our taxable income, whether or not distributed to our shareholders. Even if we qualify as a REIT, we will be subject to federal income or excise tax as follows: (i) we will be taxed at regular corporate income tax rates on any undistributed taxable income including undistributed net capital gains; (ii) we may be subject to the “alternative minimum tax” on our items of tax preference, if any; (iii) if we have (1) net income from the sale or other disposition of “foreclosure property” (generally, property acquired by reason of a foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on such income; (iv) if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than dispositions of foreclosure property and dispositions of property that occur due to involuntary conversion) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax; (v) if we fail to satisfy the 75% or 95% gross income test (as discussed below), and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% test for the taxable year, in either case multiplied by a fraction intended to reflect our profitability; (vi) if we should fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed; (vii) if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of such asset in a taxable transaction during the 10-year period (the “Recognition Period”) beginning on the date on which we acquired the asset, then the excess of (1) the fair market value of the asset as of the beginning of the applicable Recognition Period, over

(2) our adjusted basis in such asset as of the beginning of such Recognition Period will be subject to tax at the highest regular corporate income tax rate unless an election is made to cause the C corporation to recognize all of the gain inherent in the property at the time of acquisition of the asset; and (viii) we could be subject to an excise tax if our dealings with any taxable REIT subsidiary are not at arm’s length.

Requirements for Qualification.  The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) that has the calendar year as its taxable year; (vi) the beneficial ownership of which is held by 100 or more persons; (vii) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (viii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (v), inclusive, must be met during the entire taxable year and that condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (vi) and (vii) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

We believe that we currently satisfy all of the conditions listed in the preceding paragraph. In addition, our declaration of trust includes restrictions regarding the transfer of our common shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (vi) and (vii) above. In rendering its opinion that we are organized in conformity with the requirements for qualification as a REIT, Tax Counsel is relying on our representation that ownership of our shares satisfies condition (vii) and Tax Counsel expresses no opinion as to whether the ownership restrictions contained in the declaration of trust preclude us from failing to satisfy condition (vii) above. In addition, we intend to continue to comply with the Treasury Regulations requiring us to ascertain and maintain records which disclose the actual ownership of our shares. Although a failure to ascertain the actual ownership of our shares will not generally cause our disqualification as a REIT beginning with our taxable year ended December 31, 1998, a monetary fine may result.

Effect of Subsidiary Entities, including partnerships.  A REIT may hold a direct or indirect interest in a corporation that qualifies as a “taxable REIT subsidiary” (“TRS”) without violating the REIT asset test discussed below, as long as the REIT’s holdings of TRS securities do not exceed 20% of the value of the REIT’s total assets. To qualify as a TRS, the subsidiary and the REIT must make a joint election to treat the subsidiary as a TRS. A TRS also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a TRS directly or indirectly owns more than 35% of the total voting power or value. See the section “Asset Tests” in this prospectus beginning on page 60. A TRS pays tax at regular corporate income rates on its taxable income. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm’s-length.

Code Section 856(i) provides that a corporation which is a “qualified REIT subsidiary” is not to be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and such items (as the case may be) of the REIT. A qualified REIT subsidiary is any corporation 100% of the stock of which is held by the REIT, regardless of whether the REIT has held such corporation’s stock at all times during its existence. In applying the requirements described herein, the Trust’s “qualified REIT subsidiaries” are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

Prior to January 1, 2001, neither the Trust nor the Operating Partnership owned 10% or more of the voting securities of any corporate issuer, although the Operating Partnership owned 100% of the non-voting securities of several corporate issuers. During 2001 and 2002, the Operating Partnership acquired 100% of the voting securities of Liberty Property Development Corp., Liberty Property Development Corp.-II., Liberty

Property Development Corp.-III, Liberty 2001 Corp., and Liberty UK Development Corp. The Operating Partnership also acquired shares of voting stock in Aymer House Limited, constituting 50% of the voting power and 60% of the value of that company and 50% of the voting securities of Silversword Properties Ltd. During 2003, the Trust acquired 100% of the voting securities of Rouse Kent Ltd. and 50% of the voting securities of Cambridge MediPark Ltd. During February 2005, Liberty 2001 Corp. was liquidated and the Operating Partnership acquired all of the outstanding stock of Liberty Property Trust UK Ltd. The Trust has timely filed taxable REIT subsidiary elections for each of these corporations (and for the subsidiaries of Rouse Kent Ltd.). Neither the Trust nor the Operating Partnership owns a material interest in the securities of any other corporate entities except entities that are qualified REIT subsidiaries.

Based on its analysis of the estimated value of the securities of each of the taxable REIT subsidiaries owned by the Operating Partnership relative to the estimated value of the other assets of the Operating Partnership, the Trust has determined that its pro rata share of the securities of the taxable REIT subsidiaries combined does not exceed 20% of the total value of its assets. No independent appraisal will be obtained to support these conclusions, and Tax Counsel, in rendering its opinion as to the qualification of the Trust as a REIT, is relying solely on the representations of the Trust regarding the values of each taxable REIT subsidiary. The 20% of value limitation must be satisfied each time the Trust increases its ownership of securities of any taxable REIT subsidiary (including as a result of increasing its interest in the Operating Partnership as its limited partners exercise their conversion rights). Although the Trust plans to take steps to insure that it satisfies the 20% of value limitation, for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership’s overall interest in any taxable REIT subsidiary.

In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT. Accordingly, our proportionate share of the assets and items of income of our Operating Partnership are treated as assets and items of income of ours for purposes of applying the requirements described herein, provided that the Operating Partnership is treated as a partnership for federal income tax purposes.

Income Tests.  In order to qualify as a REIT, the Trust must generally satisfy two gross income requirements on an annual basis. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

Rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, subject to certain limited exceptions, rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a “Related Party Tenant”). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, in order for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an “independent contractor” who is adequately compensated and from whom the REIT derives no income, or through a TRS. The “independent contractor” requirement, however, does not apply to the extent the services provided by the REIT are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, a de minimis rule applies with respect to non-customary services provided beginning with our taxable year ended December 31, 1998. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as “rents from real property.”

We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We do not anticipate receiving more than a de minimis amount of rents from any Related Party Tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such property.

We will provide certain services with respect to our properties through the Operating Partnership, which is not an “independent contractor.” However, we believe (and have represented to Tax Counsel) that all of such services will be considered “usually or customarily rendered” in connection with the rental of space for occupancy only so that the provision of such services will not jeopardize the qualification of rent from the properties as “rents from real property.” In rendering its opinion on our ability to qualify as a REIT, Tax Counsel is relying on such representations. In the case of any services that are not “usual and customary” under the foregoing rules, we will employ an “independent contractor” or one of our TRS entities to provide such services.

The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. We believe, and have represented to Tax Counsel, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet any such tests was due to reasonable cause and not due to willful neglect, we file with the IRS, in accordance with regulations to be issued, a schedule of the sources and nature of our income to our federal income tax return and any incorrect information on the schedule was not due to fraud with the intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

Asset Tests.  At the close of each quarter of its taxable year, the Trust must also satisfy the following tests relating to the nature of its assets: (i) at least 75% of the value of its total assets must be represented by real estate assets (including (1) its allocable share of real estate assets held by partnerships in which it has an interest and (2) stock or debt instruments purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the REIT and held for not more than one year following the receipt of such proceeds), cash, cash items and government securities; (ii) not more than 25% of the value of its total assets may be represented by securities other than those in the 75% asset class; (iii) not more than 20% of the value of its total assets may be represented by securities of one or more TRS entities; and (iv) except for investments included in the 75% asset class, securities in a TRS or “qualified REIT subsidiary” and certain partnership interests: (1) not more than 5% of the value of its total assets may be represented by securities of any one issuer, (2) it may not hold securities that possess more than 10% of the total voting power of outstanding securities of a single issuer and (3) it may not hold securities that have a value of more than 10% of the total value outstanding of securities of any one issuer (other than certain “straight debt” obligations).

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of increasing our interest in the Operating Partnership as a result of a merger, the exercise of redemption rights or an additional capital contribution of proceeds of an offering of shares of beneficial interest), such failure may be cured by a disposition of sufficient non-qualifying assets within 30 days following the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and plan to take such other action within 30 days following the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such action will always be successful.

Annual Distribution Requirements.  In order to qualify as a REIT, the Trust is generally required to distribute to its shareholders at least 90% of its taxable income (excluding net capital gain) each year. In addition, a REIT will be subject to regular capital gains and ordinary corporate tax rates on undistributed income, and also, as explained above, may be subject to a 4% excise tax on undistributed income in certain events. We believe that we have made, and intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements. In such circumstances, we may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a taxable year by paying “deficiency dividends” to shareholders in a later year that are deemed to be included in determining our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest to the IRS based upon the amount of deficiency dividends distributed to our shareholders.

Failure to Qualify.  If we fail to qualify for taxation as a REIT in any taxable year and special relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate income tax rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible, nor will they be required to be made. In such event, all distributions to our shareholders will be taxable as dividends from a C corporation to the extent of current and accumulated earnings and profits, and, individual and certain other non-corporate U.S. shareholders (as defined below) may be taxable at preferential rates on such dividends, and corporate distributees may be eligible for the “dividends received deduction.” In addition, our failure to qualify as a REIT would also substantially reduce the cash available for distributions to shareholders. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Income Taxation of the Partnerships

Effect of Tax Status of the Operating Partnership and the Property Partnerships on REIT Qualification.  Substantially all of our investments are held through the Operating Partnership. The Operating Partnership owns, and has owned, real estate assets through one or more Property Partnerships. Although neither the Operating Partnership nor the Property Partnerships requested a ruling from the IRS that they would be classified as partnerships for Federal income tax purposes, rather than as associations taxable as corporations, Tax Counsel opined that, based on the provisions of the respective partnership agreements of the Operating Partnership and each Property Partnership, and certain factual assumptions and representations as to each of them, the Operating Partnership and each Property Partnership will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations.

If for any reason the Operating Partnership or a Property Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, the Trust would not be able to satisfy the income and asset requirements for status as a REIT. In addition, any change in the Operating Partnership’s status or that of a Property Partnership for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See “Taxation of the Company,” above. Further, items of income and deduction for the Operating Partnership or a Property Partnership would not pass through to the respective partners, and the partners would be treated as stockholders for tax purposes. Each Partnership would be required to pay income tax at regular corporate tax rates on its net income and distributions to partners would constitute dividends that would not be deductible in computing the Partnership’s taxable income.

Partners, Not the Operating Partnership or Property Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust is required to take into account its allocable share of the income, gains, losses, deductions and credits of each of the Operating Partnership and the Property Partnerships for any taxable year of such Partnerships ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any cash distributions. The same is true for the Operating Partnership with respect to its allocable share of the income, gains, losses, deductions and credits of each of the Property Partnerships.

Partnership Allocations.  Although the partnership agreement generally will determine the allocation of income and losses among partners, the allocations provided in the partnership agreement will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which generally require that partnership allocations respect the economic arrangement of the partners.

If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of each of the Operating Partnership and the Property Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Pre-Contribution Gain.  Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with the unrealized gain associated with the property at the time of the contribution. The amount of such unrealized gain is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the “Book-Tax Difference”). In general, the fair market value of the properties owned (directly or indirectly) by the Trust and interests in Property Partnerships which were contributed to the Operating Partnership has been substantially in excess of their respective adjusted tax bases. The partnership agreements of each of the Operating Partnership and the Property Partnerships require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to the “built-in” gain of the property at the time of contribution would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury Regulations under Section 704(c) of the Code.

In general, participants in the formation of the Trust (and the Partnerships) have been allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Partnerships. Because the partnership agreements of the Partnerships adopt the “traditional method” in accounting for items allocable under Section 704(c) of the Code, the amounts of the special allocations of depreciation and gain under the special allocation rules of Section 704(c) of the Code may be limited by the so-called “ceiling rule” and may not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnerships may cause the Trust to be allocated less depreciation than would be available for newly purchased properties.

The foregoing principles also apply in determining the earnings and profits of the Trust. The application of these rules may result in a larger share of the distributions from the Trust being taxable to shareholders as dividends.

Basis in Operating Partnership Interest.  The Trust’s adjusted tax basis in its partnership interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust plus the fair market value of the Shares it issues or cash it pays upon conversion of interests in the Operating Partnership, (ii) has been, and will be, increased by (a) its allocable share of the Operating Partnership’s income and (b) its allocable share of indebtedness of the Operating Partnership and of the Property Partnerships and (iii) has been, and will be, reduced (but not below zero) by the Trust’s allocable share of (a) the Operating Partnership’s loss and (b) the amount of cash distributed to the Trust, and by constructive distributions resulting from a reduction in the Trust’s share of indebtedness of the Operating Partnership and the Property Partnerships.

If the allocation of the Trust’s distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of the Trust’s partnership interest in the Operating Partnership below zero, the loss is deferred until such time as the recognition of such loss would not reduce the Trust’s adjusted tax basis below zero. To the extent that the Operating Partnership’s distributions, or any decrease in the Trust’s share of the indebtedness of the Operating Partnership or a Property Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Trust’s adjusted tax basis below zero, such distributions (including such constructive distributions) would be includible as taxable income to the Trust in the amount of such excess. Such distributions and constructive distributions would normally be characterized as capital gain, and if the Trust’s partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions would constitute long-term capital gain. Based on Treasury Regulations to be issued, the tax rates applicable to such capital gain will likely vary depending on the precise amount of time such interest has been held by the Trust and the nature of the Operating Partnership’s property.

Sale of the Partnerships’ Property

Generally, any gain realized by the Operating Partnership or a Property Partnership on the sale of property held by the Operating Partnership or a Property Partnership, or on the sale of partnership interests in the Property Partnerships, if the property or partnership interests are held for more than one year, will be long-term capital gain (except for any portion of such gain that is treated as depreciation or cost recovery recapture), and may result in capital gain distributions to the shareholders. See “Taxation of Taxable Domestic Shareholders,” below.

The Trust’s share of any gain realized on the sale of any property held by the Operating Partnership or a Property Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the trade or business of any of the Operating Partnership or the Property Partnerships will, however, be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership and the Property Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties and to make such occasional sales of such properties, including peripheral land, as are consistent with the investment objectives of the Trust and the Operating Partnership. Complete assurance cannot be given, however, that the Trust will be able to avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of business.”

State and Local Taxes

We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and the purchasers of our securities may not conform to the federal income tax consequences discussed herein. Consequently, prospective purchasers of securities should consult with their own tax advisors regarding the effect of state, local and other tax laws of any investment in our securities.

Taxes Imposed on the Trust on Account of Non-U.S. Activities of the Trust

To the extent that the Trust engages in real estate development activities in foreign countries or invests in real estate located in foreign countries, the Trust’s profits from such activities or investments will generally be subject to tax in the countries where such activities are conducted or such properties are located. The precise nature and amount of such taxation will depend on the laws of the countries where the activities are conducted or the properties are located. Although the Trust will attempt to minimize the amount of such foreign taxation, there can be no assurance as to whether or the extent to which measures taken to minimize such taxes will be successful. If the Trust satisfies the annual distribution requirements for qualification as a REIT and is, therefore, not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Trust will generally not be able to recover the cost of any foreign tax imposed on such profits from its foreign activities or investments by claiming foreign tax credits against its federal income tax liability on such profits. Moreover, the Trust will not be able to pass foreign tax credits through to its shareholders. As a result, to the extent that the Trust is required to pay taxes in foreign countries, the cash available for distribution to its shareholders will be reduced accordingly.

The Operating Partnership will receive fees from an affiliated entity as consideration for services that the Operating Partnership will provide to such entity in connection with the development and management of the Kings Hill project in the United Kingdom (“U.K.”). The amount of this fee income will not be qualifying income for purposes of the 75% or 95% gross income tests, although the Trust does not expect that the revenue derived from such services would cause it to fail the 75% or 95% gross income tests.

Taxation of Taxable Domestic Shareholders

General.  For purposes of this discussion, the term “U.S. shareholder” means a beneficial owner of our shares that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person under applicable Treasury regulations in effect, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to our shares. In the case of a shareholder that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the shares held by such partnership, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

Distributions.  Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income but will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible for the new reduced tax rates (with a maximum rate of 15%) for corporate dividends received by individuals and certain other non-corporate U.S. shareholders in years 2003 through 2008. An exception applies, however, and individual and certain other non-corporate U.S. shareholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) “REIT taxable income” that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations, and certain foreign corporations or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions that has been subject to tax.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat U.S. shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to U.S. shareholders a corresponding credit for taxes paid by the REIT on such retained net capital gains, and increasing such U.S. shareholder’s adjusted tax basis in our common shares by the difference between the amount of their share of our net capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of individual and certain other non-corporate U.S. shareholders and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for individual and certain other non-corporate U.S. shareholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of U.S. shareholder’s common shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

Dispositions of Shares.  In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the shares relinquished at the time of the disposition. In general, a U.S. shareholder’s tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by certain other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum federal income tax rate of 15% for taxable years through 2008, if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if the shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are not subject to preferential rates on long-term capital gains but rather will be taxed at regular corporate tax rates, with a rate of 35% imposed on the highest income bracket. Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. shareholder as long-term capital gain.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, significant penalties could be imposed for failure to comply with certain of these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our and their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations.  Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our shares. Distributions made to us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding at a rate of 28% with respect to dividends paid unless the shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A. U.S. shareholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify its non-foreign status. Non-U.S. shareholders may be required to comply with applicable certification procedures to establish that they are not U.S. shareholders in order to avoid the application of such information reporting requirements and backup withholding.

Taxation of Tax-Exempt U.S. Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this discussion as UBTI. Although rental real estate investments may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our shares generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under section 501(a) of the Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such shares. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our common shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the federal, state and local tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

The following is a summary of certain United States federal income tax considerations of the acquisition, ownership and disposition of our shares applicable to non-U.S. shareholders. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of United States federal income taxation of non-U.S. shareholders.

Ordinary Dividends.  The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits which are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions.  Unless our shares constitute a U.S. real property interest, or USRPI, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder’s basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits. Effective for taxable years beginning after October 22, 2004, however, distributions in excess of basis will not be subject to tax under the provisions of FIRPTA, so long as the requirements of the new tax law with respect to capital gain distributions, discussed below in the section entitled “Capital Gain Dividends,” are met.

Capital Gain Dividends.  Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be treated as held solely as a creditor for this purpose. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income tax, but may be subject to a U.S. federal withholding tax. Effective for taxable years beginning after October 22, 2004, however, a capital gain distribution from a REIT will not be treated as “effectively connected” income, provided that (a) the distribution is received with respect to a class of stock that is “regularly traded,” as defined by applicable treasury regulations, and (b) the non-U.S. shareholder owned, actually or constructively, 5% or less of our outstanding shares of that class at all times during a specified testing period.

Dispositions of Our Shares.  Unless our common shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our shares will not constitute a USRPI if we are “domestically controlled.” A REIT is domestically controlled if, at all times during a specified testing period, less than 50% in value of the REIT’s outstanding shares is held directly or indirectly by non-U.S. shareholders. We believe that we are, and expect to continue to be, a domestically controlled REIT and, therefore, the sale of our shares should not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we will remain a domestically controlled REIT.

In the event that we do not constitute a domestically controlled REIT, a non-U.S. shareholder’s sale of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the shares owned are of a class that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) the selling non-U.S. shareholder owned, actually or constructively, 5% or less of our outstanding shares of that class at all times during a specified testing period.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.

Taxation of Holders of Debt Securities

As used herein, the term “U.S. Holder” means a holder of a Debt Security who (for United States Federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax without regard to its source, (iv) a Trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have the authority to control all substantial decisions of the Trust, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to a Debt Security and “non-U.S. Holder” means a holder of a Debt Security who is not a U.S. Holder. In the case of a holder of a Debt Security that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the Debt Security, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

U.S. Holders

Payments of Interest.  Interest on a Debt Security will generally be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for tax purposes.

Purchase, Sale and Retirement of the Debt Securities.  A U.S. Holder’s tax basis in a Debt Security will generally be its U.S. dollar cost.

A U.S. Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder’s tax basis in the Debt Security. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss and will be a long-term capital gain or loss if the Debt Security was held for more than one year.

Non-U.S. Holders

This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

Under present United States Federal income and estate tax law, and subject to the discussion of backup withholding above:

(i) payments of principal, premium (if any) and interest by the Operating Partnership or any of its paying agents to any holder of a Debt Security that is a non-U.S. Holder will not be subject to United States Federal withholding tax if, in the case of interest (a) the beneficial owner of the Debt Security does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, (b) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Operating Partnership through stock ownership, (c) the beneficial owner of the Debt Security is not a bank whose receipt of interest in the Debt Security is described in Section 881(c)(3)(A) of the Code; and (d) either (A) the beneficial owner of the Debt Security certifies to the Operating Partnership or its agent, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Debt Security certifies to the Operating Partnership or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

(ii) a non-U.S. Holder of a Debt Security will not be subject to United States Federal withholding tax on any gain realized on the sale or exchange of a Debt Security; and

(iii) a Debt Security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for purposes of the United States Federal estate tax as a result of the individual’s death if (a) the individual did not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the time of the individual’s death.

Special rules (certain of which will change for certain taxpayers with their first taxable year beginning after December 31, 2004) may apply in the case of non-U.S. Holders (i) that are engaged in a United States trade or business, (ii) that are former citizens or long term residents of the United States, “controlled foreign corporations,” “foreign personal holding companies,” corporations which accumulate earnings to avoid United States Federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident alien individuals who are present in the United States for 183 days of more during a taxable year. Such persons are urged to consult their own tax advisors before purchasing a Debt Security.

PLAN OF DISTRIBUTION

The Trust and/or the Operating Partnership, as the case may be, may sell the Securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale. The Securities may also be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets for which financial statements would not be required to be filed with the Commission, or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares.

The distribution of the Securities may be effected from time to time in one or more transactions: (a) at a fixed price or at final prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase Securities may be solicited directly by the Trust or the Operating Partnership, as the case may be, or by agents designated by the Trust or the Operating Partnership, as the case may be, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Trust or the Operating Partnership, as the case may be, to such agent will be set forth, in the applicable prospectus supplement.

If an underwriter is, or underwriters are, utilized in the offer and sale of Securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, the Trust and/or the Operating Partnership will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the Securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, the Trust and/or the Operating Partnership will sell such Securities to the dealer, as principal. The Dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, the issuer(s) of the Securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase Securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the Securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Certain of the underwriters, dealers or agents utilized by the Trust and/or the Operating Partnership in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for, the Trust and/or the Operating Partnership or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Trust or the Operating Partnership, as the case may be, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

If underwriters create a short position in the Securities in connection with the offering thereof, (i.e., if they sell more Securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing Securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters’ short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

Neither the Company nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The anticipated date of delivery of the Securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The Securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the Securities offered by this prospectus and any prospectus supplement.

We estimate that the total expenses we will incur in offering the Securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $1,200,000.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, has rendered an opinion with respect to the legality of the Securities to be issued by the Operating Partnership. Saul Ewing LLP, Baltimore, Maryland, has rendered an opinion with respect to the legality of the Securities to be issued by the Trust. The statements in this prospectus under the caption “Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership” and the other statements herein relating to the Trust’s qualification as a real estate investment trust will be passed upon for the Trust by Wolf, Block, Schorr and Solis-Cohen LLP, although such firm has rendered no opinion as to matters involving the imposition of non-U.S. taxes on the operations of, and distributions of payments from, the Trust’s United Kingdom affiliate.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management’s assessment on the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

PROSPECTUS

$300,000,000
Liberty Property Limited Partnership
                  % Senior Notes due 2016

PROSPECTUS SUPPLEMENT
December      , 2006

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